UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                           FORM 8-K/A
                         AMENDMENT NO. 2
                         CURRENT REPORT


REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

                  DATE OF REPORT: JUNE 30, 1995

                 COMMISSION FILE NUMBER: 1-8782

                       GLEASON CORPORATION
     (Exact name of registrant as specified in its charter)

            DELAWARE                              16-1224655
  (State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

            1000 University Avenue, Rochester, New York  14692
   (Address of principal executive offices)           (Zip Code)


 Registrant's telephone number, including area code: (716) 473-1000

ITEM 2.  Acquisition of Assets
         No change.


ITEM 7.  Financial Statements and Exhibits

        (a) Financial Statements of Business Acquired
            The following financial statements of the business acquired are filed herewith:
                See Index to Financial Statements

        (b) Pro Forma Financial Information
            The following pro forma financial information with regard to the business acquired are filed herewith:
                See Index to Financial Statements

        (c) Exhibits
            2.  Acquisition Agreement
                No change.

                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                           GLEASON CORPORATION
                           Registrant




DATE: August 24, 1995

                              John J. Perrotti
                              John J. Perrotti
                           Vice President-Finance
                          (Chief Financial Officer)

           Index to Financial Statements to Form 8-K/A



Item 7 (a)   Hurth Maschinen und Werkzeuge GmbH Financial Statements
             Audited Financial Statements for the 1991, 1992, and
             1993 Fiscal Years
             Unaudited Interim Financial Statements for the Year Ended
             December 31, 1994

         (i)    Report of BBMS Treuhandgesellschaft mbH
                Balance Sheet at December 31, 1991
                Statement of Income for the Year Ended December 31, 1991 Statement of Cash Flows for the Year Ended December 31, 1991 Notes to the Financial Statements as of December 31, 1991 Management's Situation Report

         (ii)   Report of Arthur Anderson & Co. GmbH
                Balance Sheet at December 31, 1992
                Earnings Statement for the Fiscal Year Ended
                   December 31, 1992
                Statement of Cash Flows for the Year Ended December 31, 1992 Notes to Financial Statements as of December 31, 1992 Management's Situation Report

         (iii)  Report of Arthur Anderson & Co. GmbH
                Balance Sheet at December 31, 1993
                Earnings Statement for the Fiscal Year Ended
                   December 31, 1993
                Statement of Cash Flows for the Year Ended December 31, 1993 Notes to Financial Statements as of December 31, 1993 Management's Situation Report

        (iv)    Hurth Maschinen und Werkzeuge GmbH Interim Financial
                   Statements (Unaudited)
                Balance Sheet at December 31, 1994
                Statement of Income for the Year Ended December 31, 1994 Statement of Cash Flows for the Year Ended
                  December 31, 1994
                Notes to Financial Statements as of December 31, 1994


Item 7(b) Pro Forma Consolidated Financial Statements of Gleason Corporation and Hurth Maschinen und Werkzeuge GmbH (Unaudited) Balance Sheet at March 31, 1995
             Statement of Operations for the Year Ended December 31, 1994 Statement of Operations for the Three Months Ended
                March 31, 1995
             Notes to Pro Forma Financial Information

Item 7(a) (i):
                                    -1-

                       BBMS TREUHANDGESELLSCHAFT mbH
                      WIRTSCHAFTSPRUFUNGSGESELLSCHAFT
                                MUNCHEN HOF


To the Shareholder of
Hurth Maschinen und Werkzeuge GmbH

We  have  examined  the accompanying balance sheet of Hurth  Maschinen  und
Werkzeuge GmbH (a German Corporation) as of December 31, 1991 and the related statements of income and cash flows for the year then ended. Our examinations were made in accordance with German generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary under the circumstances.

The Company prepares its financial statements on the basis of accounting principles generally accepted in Germany. These principles differ in some respects from accounting principles generally accepted in the United States of America. Accordingly, the accompanying financial statements are not intended to present the Company's financial position and results of operations in conformity with the accounting principles generally accepted in the United States of America. Note 1 summarizes the material differences between accounting principles generally accepted in Germany and the United States of America, as they relate to the accompanying financial statements.

In our opinion, the accompanying financial statements present fairly the financial position of Hurth Maschinen und Werkzeuge GmbH as of December 31, 1991 and the results of operations and cash flows for the year then ended in accordance with accounting principles generally accepted in Germany.

Munich, May 27, 1992

BBMS Treuhandgesellschaft mbH
Wirtschaftsprufungsgesellschaft

Markus Bernreuther
Markus Bernreuther
Wirtschaftsprufer

                                    -2-

                    Hurth Maschinen und Werkzeuge GmbH
                                   Munich

                   Balance Sheet as of December 31, 1991

A S S E T S
                                                 DM            DM
A.   FIXED ASSETS

I.   INTANGIBLE FIXED ASSETS                                 361,723.00

II.  TANGIBLE FIXED ASSETS
1    Technical Systems and Machinery        1,987,773.00
2.   Other Systems, Furniture and Fixtures  1,044,948.00
3.   Systems Under Construction                 6,800.00   3,039,521.00


B.   CURRENT ASSETS

I.   INVENTORIES
1.   Raw Materials and Supplies             3,592,371.00
2.   Semifinished Products, Services       16,083,187.00
3.   Finished Products and Merchandise        191,979.00
4.   Down Payments Made                        36,915.00  19,904,452.00


II.  RECEIVABLES AND OTHER ASSETS
1.   Accounts Receivable                   29,038,407.32
2.   Affiliates Receivable                 14,989,937.59
3.   Other Receivables                        167,410.71  44,195,755.62


III. CASH ON HAND                                              3,758.88


C.   PREPAID EXPENSES                                        236,250.00

                                                          67,741,460.50

See Accompanying Notes.

                                    -2-

                    Hurth Maschinen und Werkzeuge GmbH
                                  Munich

                  Balance Sheet as of December 31, 1991


E Q U I T Y  &  L I A B I L I T I E S
                                                DM             DM
A.   EQUITY

I.   SUBSCRIBED CAPITAL STOCK                650,000.00

II.  CAPITAL OF SILENT PARTNERS           13,278,621.00

III. LOSS CARRY OVER                          (1,410.26)

IV.  ANNUAL SURPLUS                          286,955.55   14,214,166.29


B.  PROVISIONS

1.   For Pensions and Similar
     Obligations                           8,285,705.00
2.   For Taxes                             1,008,341.00
3.   Other Provisions                     19,966,175.00   29,260,221.00



C.   LIABILITIES

1.   Bank Debts                           11,085,011.96
2.   Down Payments on Orders               2,973,288.47
3.   Accounts Payable                      4,605,614.39
4.   Other Liabilities                     5,603,158.39   24,267,073.21



                                                          67,741,460.50

See Accompanying Notes.

                                    -3-

                    Hurth Maschinen und Werkzeuge GmbH
                                  Munich
         Statement of Income for the Year Ended December 31, 1991


                                                DM           DM

1.   Sales Revenues                                     102,477,789.42

2.   Increase in Inventory of Finished
     and Semifinished Products                           16,275,166.00

3.   Other Capitalized In-plant Services                     28,015.65

4.   Other Operating Income                               4,377,809.73

5.   Material Expenses
     Raw Materials and Supplies and
     Purchased Merchandise                               52,185,985.25

6.   Payroll Expenses
     a)Wages and Salaries                 36,493,843.91
     b)Social Costs and Expense for
       Old Age Pension and Relief
       - incl. Old Age Pension:
       DM 824,721.15                       6,925,242.66  43,419,086.57

7.   Depreciation on Intangible and
     Tangible Fixed Assets                                1,680,040.24

8.   Other Operating Expenses                            22,132,759.09

9.   Other Interest and Similar Income                      930,094.18

10.  Interest and Similar Expenses                        1,347,420.88

11.  Earnings from Regular Business Activities            3,323,582.95

12.  Taxes on Income and Earnings                         1,008,341.00

13.  Other Taxes                                            149,665.40

14.  Silent Partners' Profit Shares                       1,878,621.00

15.  Net Income                                             286,955.55


See Accompanying Notes.

                                    -4-

                    Hurth Maschinen und Werkzeuge GmbH
                                  Munich
       Statement of Cash Flows for the Year Ended December 31, 1991

                                                                 1991
                                                                  TDM
Net expenditures relating to business activities


Net income before silent partners' profit shares                2,166

Corrections to revenues/expenditures for transfer of net income

   Depreciation on intangible assets                               82
   Depreciation on tangible fixed assets                        1,598
   Net allocations to provisions for pension
   and similar obligations                                        813


Increase/decrease of assets and equity/liabilities

   Inventories                                                  9,759
   Accounts Receivable                                         (6,031)
   Affiliates Receivable                                      (14,204)
   Other assets                                                  (166)
   Prepaid expense                                                291
   Provisions for taxes                                         1,008
   Other provisions                                              (898)
   Accounts Payable                                            (4,724)

   Total corrections                                          (12,472)

Net expenditures relating to business
activities                                                    (10,306)



See Accompanying Notes.

                                    -5-

                    Hurth Maschinen und Werkzeuge GmbH
                                  Munich
       Statement of Cash Flows for the Year Ended December 31, 1991

                                                                1991
                                                                 TDM

Net expenditures relating to business activities

Net expenditures relating to investment activities

     Investments for intangible assets                           (318)
     Investments of fixed tangible assets                      (1,502)
     Fixed assets retired (at net book values)                     81

Net expenditures relating to investment activities             (1,739)

Net revenues relating to financial activities

     Silent partners' capital contribution                     13,278
     Increase in subscribed capital stock                         600
     Silent partners' profit shares                            (1,879)

Net revenues relating to financial activities                  11,999

Cash decrease                                                     (46)



     Cash at fiscal year start                                     50
     Cash at fiscal year end                                        4

Cash decrease                                                     (46)




See Accompanying Notes.

BBMS Treuhandgesellschaft mbH
Notes to the Financial Statements as of December 31, 1991 of
Hurth Maschinen und Werkzeuge GmbH


1. Material Differences between German and United States Generally Accepted Accounting Principles

    The   accompanying  financial  statements  have  been  prepared   in
    conformity with accounting principles generally accepted in Germany. Such principles differ in a number of respects from accounting principles generally accepted in the United States of America. The significant differences with respect to the Company's financial statements are described in this note.

a.  Pension Provision

    The Company provides two schemes for its employees: a direct pension commitment and an indirect commitment in the form of a support fund. In accordance with German GAAP, the indirect support fund obligation has not been accrued for (see Note 7. a. for a description of the Company's contingent liability with respect to such support fund).

    The restatement of the pension accrual was prepared by the actuaries Wyatt Bode Grabner GmbH, considering the support fund obligation being fully accrued. The liability for both commitments, as calculated in accordance with SFAS 87 is as follows:

                              German GAAP   U.S. GAAP    Difference
                                    TDM          TDM          TDM
    Net periodic pension costs      813         1,188         375
    Accrued pension costs         8,286
    Support fund obligation       2,357
                                 10,643        11,216         573

b.  Other Provisions

    As of December 31, 1991, the Company has accrued a provision for maintenance and repair costs incurred during the first quarter of 1992 in the amount of TDM 300, which may not be accrued under U.S. GAAP. The removal of such provision from the Company's balance sheet as of December 31, 1991 would result in a gain of TDM 300 for the year ended December 31, 1991 and an expense in the same amount for the year ended December 31, 1992.


c.  Effect on Net Income

    The application of U.S. GAAP, as described above, would have the following effect on the Company's net income:


                                                                  TDM

    German GAAP net income before taxes                         3,324
    Net periodic pension costs                                   (375)
    Provision for maintenance and repair costs                    300

    Approximate U.S. GAAP net income before taxes               3,249
    Income taxes, adjusted                                        986
    Other taxes                                                   150
    Silent partners' profit shares, adjusted                    1,834

    Approximate U.S. GAAP net income                              279

d.  Effect on Shareholder's and Silent Partners' Equity

    The application of U.S. GAAP, as described above, would have the following effect on shareholders' and silent partners' equity:

                                                                 TDM

    Shareholder's and silent partners' equity as
       reported on the German GAAP balance sheet               14,214
    Items decreasing shareholder's and silent partners' equity
       Net periodic pension costs                                (375)
    Items increasing shareholder's and silent partners' equity
       Provision for maintenance and repair costs                 300
       Decrease in income taxes                                    22

    Approximate U.S. GAAP shareholder's
       and silent partners' equity                             14,161

2.  Statement of Cash Flows

    The statement of cash flows, which shows the development of the cash situation and the financial strength of the Company, has been prepared using the indirect method. The figures for 1991 are based on the transfer values of the Machines and Tooling sector of Carl Hurth Maschinen und Zahnradfabrik GmbH & Co., Munich, as of January 1, 1991.

3.   General Explanations

     The Company was founded by notarized document of October 30, 1990, and commenced doing business on January 1, 1991, by continuing the business sector Machines and Tooling of Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich. Disclosure of amounts pertaining to the financial statements as of December 31, 1990 was waived for lack of comparability.

     The Company is a major stock company as defined in the Commercial Code. The format of the financial statements meets the requirements of Sec. 265, 266, 268, 275 and 277 Commercial Code. The total expense method was applied in preparing the profit and loss statements.

     The financial statements were prepared observing the valuation rules according to Sec. 252 through 256 Commercial Code.

4.   Principles of Capitalization and Valuation

a.   Intangible Assets

     Intangible assets were valued at their cost of purchase, reduced by systematic linear depreciation. The start of depreciation is calculated in proportion of time.

b.   Tangible Assets

     Tangible assets are valued at cost of purchase or manufacture reduced by depreciation. Depreciation expense is basically calculated degressively over a service life of three to ten years. In the case of mobile fixed assets, the full annual amount of depreciation is applied for additions posted in the first half of the fiscal year, while one-half the annual amount is applied for additions posted in the second half of the year. Assets with purchase cost of less than DM 800 are depreciated fully in the year of addition.

c.   Inventories

     Raw materials and supplies are valued at sliding average cost of purchase, which is determined based on the additions to inventory during the year. If the market value at the effective balance sheet date is below the average cost or inventory value of the previous year, the market value applies. Range deductions are made to arrive at the lower applicable value at the effective closing date.

                                    -10-
     Semifinished products in the shops are valued at the order-specific manufacturing costs. These include, in addition to direct material and direct manufacturing costs, also material and manufacturing overhead expense including depreciation.

     In costing finished products, tools were valued at order-specific manufacturing costs. Machines were costed at manufacturing costs.

d.   Accounts Receivable

     Recognizable bad-debt risks were allowed for by direct corrections, the general credit risk by a global correction.

e.   Provisions

     Pension provisions were entered at the actuarial cash value of the current and vested pensions.

     Other provisions allow for all apparent risks and uncertain obligations in the amount of the expected claim.

f.   Foreign Currency Conversion

     Liabilities in foreign currency have been converted at the rates of their month of creation.

5.   Explanations to the Balance Sheet

a.   Fixed Assets

     The  development of the fixed assets in the fiscal year  and  their
     breakdown   by  cost  of  purchase  or  manufacture   and   accrued
     depreciation are presented in the following analysis:

                                           AT PURCHASE COST

                                    Additions
                          Balance  fr. GmbH&Co.   Regular                Balance
                         01/01/91   01/01/91     Additions   Retired     12/31/91
                             DM         DM           DM         DM           DM
I. INTANGIBLE ASSETS        0.00    124,808.00   318,453.80        0.00     443,261.80

II.TANGIBLE ASSETS

1.  Technical Systems
    and Machines            0.00  1,862,162.00   978,834.57         5.00  2,840,991.57
2.  Other Systems,
    Furniture, and
    Fixtures                0.00  1,348,033.00   490,384.85    90,008.00  1,748,409.85
3.  Systems Under
    Construction            0.00      6,800.00         0.00         0.00      6,800.00
4.  Low-value Items
   (less than DM 800 ea.)   0.00          0.00    32,817.66    32,817.66          0.00


TOTALS                      0.00  3,341,803.00 1,820,490.88   122,830.66  5,039,463.22

                                     ACCRUED DEPRECIATION
                          Balance                                Balance    Residual
                          01/01/91   Additions       Retired    12/31/91   Book Value
                             DM         DM              DM         DM           DM
I. INTANGIBLE ASSETS        0.00     81,538.80         0.00    81,538.80    361,723.00

II.  TANGIBLE ASSETS

1.  Technical Systems
    and Machines            0.00    853,219.88         1.31   853,218.57  1,987,773.00
2.  Other Systems,
    Furniture, and
    Fixtures                0.00    712,463.90     9,002.05   703,461.85  1,044,948.00
3.  Systems Under
    Construction            0.00          0.00         0.00         0.00      6,800.00
4.  Low-value Items
   (less than DM 800 ea)    0.00     32,817.66    32,817.66         0.00          0.00


TOTALS                      0.00  1,680,040.24    41,821.02 1,638,219.22  3,401,244.00


b.   Prepaid Expenses

     The Prepaid expenses include the amount of discount for two current loans.

c.   Other Provisions

     Other provisions include, among others, provisions for warranty, unclaimed vacation, commissions, social plan, losses looming from pending transactions as well as anniversary expenses.

d.   Bank Debts

     The liabilities to banks are secured by the shareholder.

     The remaining lives are shown in the overview of liabilities following further down.

e.   Other Liabilities

     This item includes DM 1,840,817.42 in payroll tax and church tax and DM 8,761.33 in social security contributions.

     The remaining lives are shown in the folowing overview of liabilities.

                                         Residual Life

Type of Liability    Up to 1 Year  1 to 5 Years   Over 5 Years    Total
per Balance Sheet         DM            DM           DM             DM
Format
1.  Banks             3,931,556.00 2,153,456.00 5,000,000.00 11,085,012.00
2.  Down Payments
    on Orders                 0.00 2,973,288.00         0.00  2,973,288.00
3.  Accounts Payable  4,605,614.00         0.00         0.00  4,605,614.00
4.  Other Liabilities 5,603,158.00         0.00         0.00  5,603,158.00

    Total            14,140,328.00 5,126,744.00 5,000,000.00 24,267,072.00

6.   Explanations on the Statement of Income

a.   Sales Revenues

     Breakdown by activity sectors:
                                                             DM

     Loading Systems                                    10,884,095.06
     Gear Shaving Machines                              28,993,228.69
     Shaving Cutter Grinders                            11,248,182.36
     Gear Tooth Chamfering and Deburring Machines       15,476,691.14
     Tooling                                            18,327,987.80
     Automatic Precision Gear Cutting Machines           8,332,841.55
     Gear Deburring Machines                             2,510,805.79
     Assemblies                                          1,820,651.05
     Miscellaneous                                       4,696,156.08

                                                  *)   102,290,639.52



     Breakdown by regions:                                    DM

     Domestic                                           32,493,477.77
     Western Europe                                     38,678,105.56
     America                                             5,766,774.15
     Asia                                               19,970,440.04
     Other                                               5,381,842.00

                                                       102,290,639.52

*) Breakdown of sales revenues before revenue reductions and not including royalties and recycling proceeds.

b.   Other Operating Income

     Shown under this item are primarily assumed costs, income from the dissolution of provisions and proceeds from sales of fixed assets.


c.   Other Operating Expenses

     This item includes essentially commissions, development costs, rent, data processing maintenance, lease expenses for technical systems and allocations to receivables' direct corrections for bad debts.

d.   Interest Income

     Interest income includes DM 766,980.00 from Carl Hurth Maschinen-und Zahnradfabrik GmbH & Co., an affiliated company.

e.   Interest Expense

     This  item  includes DM 38,288.00 to Hurth Getriebe und  Zahnrader
     GmbH.

7.   Other Explanations

a.   Other Financial Obligations Not Evident from the Balance Sheet

aa. The Company is obligated to assume the funding shortfall of the Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co. Relief Fund, prorated for the employees transferred to its payroll, amounting to DM 2,356,962.00 as of December 31, 1991. In case claims are asserted against the Company on grounds of its subsidiary liability or funds are transferred to the Relief Fund, an offset claim accrues to the Company against Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., up to maximally DM 2,005,759.00.

     The amounts have been determined by opinion of Dr. Bode, Dr. Grabner & Partners, Actuaries.

     In case of insolvency of the Relief Fund, the Company, as carrier entity, must assume the payments for the existing pensions.


bb.  Rental and Leasing Obligations

     The Company has annual rental and leasing obligations amounting to TDM 3,985.5, including TDM 3,581.7 to Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co.


b.   Employees

     The average number of employees during the 1991 fiscal year amounted to:

          White collar workers                   295
          Blue collar workers                    234
          Apprentices/Job trainees                75
          Total                                  604


c.   Management

     Managing Directors of the Company are:

          Dr. Horst Gohren, Munich
          Dipl.-Kfm. Winfried Otto, Munich - acting

     Total earnings of the Managing Directors amounted to DM 531,196.12 for the fiscal year 1991.

                                    HURTH
                   Maschinen und Werkzeuge G.m.b.H., Munich

                        Management's Situation Report


Preface

Founded in October, 1990, Hurth Maschinen und Werkzeuge GmbH has taken over from Carl Hurth Maschinen und Zahnradfabrik GmbH & Co., effective January 1, 1991, the activities relating to the manufacture and marketing of machines and tools for gear processing. The period of January 1, 1991 through December 31, 1991 is the first fiscal year of the Company.

Accordingly, there are no figures for comparison with previous years available. As far as comparisons are cited nonetheless in the situation report, these relate to references pertaining to the former business sectors Machines and Systems as well as Tooling and Applications of Carl Hurth Maschinen und Zahnradfabrik GmbH & Co.

1991 Business Development

The fiscal year closed has brought for the machine building industry, and notably the machine tool sector in Germany, a considerable downturn of business, which expressed itself negatively in order receipts, sales, in employment and also in earnings situation.

The firm Hurth Maschinen und Werkzeuge GmbH has been hit as well. For example, order receipts in Machines and Systems, of nearly 84.7 million DM in 1990, declined by about 20 % to 67.3 million DM in 1991. In contrast, a rise in order receipts was achieved in Tooling and Applications, from 16.5 million DM (1990) by about 7 % to 17.6 million DM (1991).

Owing to the favorable order inventory at the start of the fiscal year, however, it was possible nonetheless to increase external sales (without sales to affiliates) by about 11 %, to 102.5 million DM, including 63.1% exports and 36.9 % domestic sales.

The order inventory at the close of 1991 amounted to 75.2 million DM.

Due to the take-over of semifinished and finished products from Carl Hurth Maschinen und Zahnradfabrik GmbH & Co., an inventory increase of about 16.3 million DM appears as of December 31, 1991 on the books of Hurth Maschinen und Werkzeuge GmbH. Compared to the inventories taken over on January 1, 1991, however, this means a reduction in semifinished and finished products by 5.4 million DM.

Corrected by the take-over effect, the expense for material and purchased services amounted to 30.1 million DM and, thus, less than 30 % of total revenues.

Owing to the unfavorable cost to revenues ratio and the poor earnings situation resulting thereof, an economization program had been launched at Carl Hurth Maschinen und Zahnradfabrik GmbH & Co., already in 1990. In addition to design changes affecting our production cost share, also a social plan was introduced, which will be in effect through July 31, 1992 and in the framework of which the work force of Hurth Maschinen und Werkzeuge GmbH was reduced from 610 (January 1, 1991) to 586 (December 31, 1991) already in 1991.

Due to the comparatively low investment activities of Carl Hurth Maschinen und Zahnradfabrik GmbH & Co., the value of the fixed assets taken over as of January 1, 1991 amounted to only about 3.3 million DM. As a result of the still relatively uncertain liquidity situation at the start of the year as well as the necessary lead time for developing adequate investment concepts, investments of only about 1.8 million DM were made in the fiscal year close. These investments were financed nearly completely from depreciations. In addition to a cautious supplementation of our machinery, especially expenditures for data processing hardware (CAD) and software (accounting) are to be cited here, aiming to bring about an appreciable improvement of organizational systems.

Organizational changes in the area of material management/logistics made it possible to achieve by way of shortening production lead times and of just-in-time purchasing a distinct reduction of inventories. This has freed considerable funds which previously were tied up in current assets.

This freeing of funds in conjunction with the positive annual earnings result entailed, as compared to mid-year, a distinctly improved liquidity situation for the Company. Therefore, despite the high level of interest rates, interest expense was kept within limits, at 1.3 million DM.

With earnings from regular business activities in the amount of 3.3 million DM, Hurth Maschinen und Werkzeuge GmbH has achieved in the first year of its existence a quite satisfactory result. This is true notably before the backdrop of the general business situation within the industry.


Outlook

In view of sales and earnings, a contraction will ensue in the year 1992. Despite the weak order receipts of the first months, the available order inventory will enable annual sales ranging about at the level of 1991.

While the business development in the Tooling and Applications sector can be described as stable, we are facing a distinctly reduced demand in Machines and Systems. This relates notably to the technology of precision hard processing, where a final breakthrough in the marketplace has not been accomplished yet despite great efforts.

While sales for the year 1992 appear secured, we expect in terms of employment a distinctly reduced capacity utilization already in the second half of 1992. This is true especially for the mechanical production (components), which is situated at the start of the production sequence.

We are going to meet this situation, for one, by a well-aimed further work force reduction in the framework of the existing social plan and, for another, as far as necessary, also short hours in the areas that are especially affected.

The objective is being able to close also the 1993 fiscal year, in which we must expect a distinct sales drop, with a positive earnings result. Serving this objective are also distinctly elevated investments, among others in technical systems and machinery, which will allow urgently needed streamlining in production.

With   the  development  of  a  new  machine  type  for  precision  hard processing, completion of which is expected for the first half of 1993, we intend to regain lost territory in this area in order to be able to put our production program on a broader basis.

Particular attention will be devoted also to the regional expansion of our markets. Prominent here are notably the Far East as well as North and South America.

Certain impulses may be expected also from the opening of Eastern European markets; but these will bear out slowly, due to the economic situation prevailing there. Presently it is established western automobile manufacturers who gradually involve themselves there and, accordingly, have demand for machinery and tooling.

With a distinct improvement of the business cycle not to be expected in the short term, further cost reduction measures are required. Besides the social and financial burdens associated with it, however, we see here also a possibility to move the structure of the Company to a level that meets the present and the future and will result in a strengthening of our earnings capacity.

Item 7 (a) (ii):

                      Arthur Anderson & Co. G.m.b.H.
                      Wirtschaftsprufungsgesellschaft
                        Steuerberatungsgesellschaft
                          Nymphenburger Straise 1
                               80335 Munchen

LETTER TO THE SHAREHOLDER

  To the Shareholder of
  Hurth Maschinen und Werkzeuge GmbH

  We have examined the accompanying balance sheet of Hurth Maschinen und Werkzeuge GmbH (a German Corporation) as of December 31, 1992 and the related statements of income and cash flows for the year then ended. Our examinations were made in accordance with German generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary under the circumstances. At the conclusion of our work we rendered an unqualified opinion on the statutory financial statements as of December 31, 1992, we refer to our report dated April 2, 1993.

  The Company prepares its financial statements on the basis of accounting principles generally accepted in Germany. These principles differ in some respects from accounting principles generally accepted in the United States of America. Accordingly, the accompanying financial statements are not intended to present the Company's financial position and results of operations in conformity with the accounting principles generally accepted in the United States of America. Material differences between accounting principles generally accepted in Germany and the United States of America, as they relate to the accompanying financial statements, are described at the beginning of page 16.

  The management of Hurth Maschinen und Werkzeuge GmbH has declared bankruptcy proceedings in 1995. As agreed with the shareholder of Hurth Maschinen und Werkzeuge GmbH our work is performed under the going concern assumption of para. 252 sect. 1 no. 2 Commercial Code.

  In our opinion, taking into account before said, the accompanying financial statements present fairly the financial position of Hurth Maschinen und Werkzeuge GmbH as of December 31, 1992 and the results of operations and cash flows for the year then ended in accordance with accounting principles generally accepted in Germany.

  Munich, August 14, 1995

  Arthur Andersen & Co. G.m.b.H.
  Wirtschaftsprufungsgesellschaft
  Steuerberatungsgesellschaft

  Thomas Eberhard     Ulrich Bayer
  Thomas Eberhard     Ulrich Bayer
  Wirtschaftsprufer   Wirtschaftsprufer

                                    -2-

            HURTH MASCHINEN UND WERKZEUGE G.M.B.H., MUNCHEN
                BALANCE SHEET AS OF DECEMBER 31, 1992


A S S E T S                                        1992          1991
                                                     DM           DM
A.   FIXED ASSETS

     I.   Intangible Fixed Assets
          Franchises, Patents and Similar
          Rights and Values,Licenses to Such
          Rights and Values                     890,586.00     361,723.00

     II.  Tangible Assets
          1  Technical Systems and Machinery  3,749,165.00   1,987,773.00
          2. Other Systems, Furniture and
             Fixtures                         1,639,208.00   1,044,948.00
          3. Systems Under Construction          14,694.61       6,800.00
                                              5,403,067.61   3,039,521.00

     III. Long-term Investments
             Shares in Affiliates                15,339.00           0.00

                                              6,308,992.61   3,401,244.00

B.   CURRENT ASSETS

     I.   Inventories
          1.  Raw Materials and Supplies      2,733,347.00   3,592,371.00
          2.  Semifinished Products, Services 7,301,666.00  16,083,187.00
          3.  Finished Products and
              Merchandise                       115,893.00     191,979.00
          4.  Down Payments Made                      0.00      36,915.00
                                             10,150,906.00  19,904,452.00

     II.  Receivables and Other Assets
          1.  Accounts Receivables           29,536,849.73  29,038,407.32
          2.  Affiliates Receivables         15,422,848.20  14,989,937.59
          3.  Other Receivables                 219,960.38     167,410.71
                                             45,179,658.31  44,195,755.62

     III. Checks, Cash on Hand, Postal and
          Bank Checking Accounts              8,172,097.30       3,758.88
                                             63,502,661.61  64,103,966.50


C.   PREPAID EXPENSE                            201,420.00     236,250.00

                                             70,013,074.22  67,741,460.50


                                   -2-

              HURTH MASCHINEN UND WERKZEUGE G.M.B.H., MUNCHEN
                   BALANCE SHEET AS OF DECEMBER 31, 1992

E Q U I T Y  &  L I A B I L I T I E S              1992           1991
                                                    DM             DM
A.    EQUITY

      I.   Subscribed Capital Stock             650,000.00     650,000.00
      II.  Capital of Silent Partners        17,955,291.34  13,278,621.00
      III. Surplus/Loss                       1,005,103.94     285,545.29
                                             19,610,395.28  14,214,166.29

B.   PROVISIONS

     1.   For Pensions and Similar
          Obligations                         9,603,898.00   8,285,705.00
     2.   For Taxes                           4,156,879.00   1,008,341.00
     3.   Other Provisions                   19,415,674.70  19,966,175.00
                                             33,176,451.70  29,260,221.00


C.   LIABILITIES

     1.   Bank Debts                          6,238,555.62  11,085,011.96
     2.   Down Payments on Orders               982,121.57   2,973,288.47
     3.   Accounts Payable                    6,112,678.09   4,605,614.39
     4.   Liabilities to Affiliates           1,184,406.57   2,885,514.09
     5.   Other Liabilities                   2,708,465.39   2,717,644.30
          -    Incl.Taxes: DM 1,479,059.46
               (1991: DM 1,840,817.42)
          -    Incl. Social Safety Net:
               DM 872,348.66
               (1991: DM 8,761.33)
                                             17,226,227.24  24,267,073.21

                                             70,013,074.22  67,741,460.50

                                    -3-

                  HURTH MASCHINEN UND WERKZEUGE G.M.B.H.
                                  MUNICH

                EARNINGS STATEMENT FOR THE FISCAL YEAR 1992

                                                   1992          1991
                                                    DM            DM

1.   Sales Revenue                          102,229,503.49 102,477,789.42
2.   Inventories Increase or Reduction
     Finished and Unfinished Products        (8,857,607.00) 16,275,166.00
3.   Other Capitalized In-plant Services         77,227.81      28,015.65
4.   Other Operating Income                   7,880,805.27   4,377,809.73
5.   Material Expense:
     a)Raw Materials and Supplies and
       Purchased Merchandise                (14,831,995.53)(52,185,985.25)
     b)Purchased Services                    (9,032,237.04)          0.00
6.   Payroll:
     a)Wages and Salaries                   (40,827,437.89)(36,493,843.91)
     b)Social Costs and Expense for Old Age
       Pension and Relief                    (7,700,619.94) (6,925,242.66)
       - incl. Old Age Pension:
         DM 1,772,506.16
         (1991: DM 824,721.15)
7.   Depreciation on Intangible and Tangible
     Fixed Assets                            (2,224,533.09) (1,680,040.24)
8.   Other Operating Expense                (17,195,554.09)(22,132,759.09)
9.   Other Interest and Similar Income        1,814,318.86     930,094.18
     - incl. from Affiliates:
       DM 1,575,230.36 (1991:
       DM 766,980.00)
10.  Write-offs on Long-term Investments       (350,000.00)          0.00
11.  Interest and Similar Expense            (1,043,677.76) (1,347,420.88)
     - incl. to Affiliates
       DM 0.00 (1991: DM 32,288.00)

12.  Earnings from Regular Business
     ActivitieS                               9,938,193.09   3,323,582.95

13.  Taxes on Income and Earnings            (2,786,690.00) (1,008,341.00)
14.  Other Taxes                               (368,883.00)   (149,665.40)

15.  Annual Surplus/Loss                      6,782,620.09   2,165,576.55

16.  Surplus to New Account                     285,545.29      (1,410.26)
17.  Surplus/Loss Shared By Silent Partners  (6,063,061.44) (1,878,621.00)

18.  Earnings/Loss As Shown in Balance Sheet  1,005,103.94     285,545.29


                                     -4-

                     HURTH MASCHINEN UND WERKZEUGE GMBH
                                   MUNICH
        STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1992

The development of the cash situation and financial strength of the Company is shown in the following cash flow statement, which is geared to the variations in cash. It shows revenues and expenditures for business, investments and financial activities sectors, with the indirect method having been chosen. The figures for 1991 are based on the transfer values of the Machines and Tooling sector of Carl Hurth Maschinen- und Zahnradfabrik
G.m.b.H. & Co., Munich, as of January 1, 1991.

                                                      1992           1991
                                                       TDM            TDM


Revenues/Expenditures from Business Activities


Annual surplus                                       6,783          2,166

Corrections to revenues/expenditures for transfer of annual surplus/loss

Depreciation on intangible assets                      219             82
Depreciation on tangible fixed assets                2,006          1,598
Write-offs on business interests                       350             --
Net allocations to provisions for pensions
   and similar obligations                           1,318            813
Surplus shares of silent partners                   (6,063)        (1,879)

Increase/decrease of assets and equity/liabilities

Inventories                                          9,753          9,759
Accounts Receivables                                  (499)        (6,031)
Affiliates Receivables                                (433)       (14,204)
Other assets                                           (53)          (166)
Prepaid expense                                         35            291
Equity of silent partners                            6,210              0
Provisions for taxes                                 3,149          1,008
Other provisions                                      (551)          (898)
Accounts Payable                                     1,507         (4,724)
Down payments received on orders                    (1,991)             0
Liabilities to affiliates                           (1,701)             0
Other liabilities                                      (10)             0

Total corrections                                   13,246        (14,351)

Net revenue/expenditures relating to business
activities                                          20,029        (12,185)

                                     -5-

                                                      1992           1991
                                                       TDM            TDM
Revenue/expenditures relating to investment activities

Investments for intangible assets                     (751)          (318)
Investments of fixed tangible assets                (4,394)        (1,502)
Financial investments                                 (365)             0
Fixed assets retired (at net book values)               28             82

Net expenditures for investments activities         (5,482)        (1,739)

Revenue/expenditures relating to financial activities

Increase/decrease in bank debts                     (4,846)             0
Shareholders subscriptions                               0         13,278
Capital increase                                         0            600
Surplus distribution silent partners                (1,533)             0

Net increase/decrease relating to financial
activities                                          (6,379)        13,878

                                                     8,168            (46)

Cash increase/decrease

Cash at fiscal year start                                4             50
Cash at fiscal year end                              8,172              4

Cash increase/decrease                               8,168            (46)


                        HURTH MASCHINEN UND WERKZEUGE GMBH

                                    MUNICH

            NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 1992


I.   General References

The Company was founded by notary document of October 30, 1990, and commenced doing business on January 1, 1991, by continuing the business sector Machines and Tooling of Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich.

The Company is a major stock company in the sense of Para. 267 Sect. 3 Commercial Code. The total expense method has been used for the Profit & Loss Statement.


II.  Adjustment and comparability of previous year figures

In variation from the approved annual book closing as of December 31, 1991, the previous year figures shown for 1991 were adjusted in the year-end book closing as of December 31, 1992.

In  the  Earnings  Statement  for  the 1991  fiscal  year  an  amount  of  DM
1,878,621.00  was  shown   under  "Expense  from  Partial  Surplus  Surrender
Agreements" from the surplus share for the fiscal year 1991.

This same amount is now shown under "Capital of Silent Partners."

Included in "Other Liabilities" as of December 31, 1991, is an amount of DM 2,885,514.09 as liabilities of affiliates.

This same amount appears now under "Liabilities to Affiliates."


III. Capital of the silent partners

Silent partners atypically hold an interest in the Company with a cash investment totaling DM 11,400,000.00.

The agreement covering the founding of the silent partnership provides for a notice the first time on February 1, 1993, and thereafter to the end of each fiscal year. No notice was pending at the effective date of the balance sheet.

The silent partners share the loss of the Company and entered in a second-rank agreement to the effect that the silent partner can demand payment of its investment balance only when such is possible from net assets not required for capital stock maintenance or from liquidation surplus. Therefore, the silent partners' capital is being shown under "Equity."

The silent partners are entitled to make on their Private Account withdrawals against the good balance.

The Company is entitled to repay the good balance of the silent partners in the private accounts at any time, wholly or in part.


IV.  Principles of capitalization and valuation

1.   Intangible Assets

Intangible assets acquired against pay are valued at their cost of  purchase,
reduced  by  depreciation.  The  start  of  depreciation  is  calculated   in
proportion of time.


2.   Tangible Assets

Tangible assets are valued at cost of purchase or manufacture reduced by systematic depreciation. The depreciations are calculated according to tax regulations, basically degressively over a customary service life of three to ten years. In the case of mobile fixed assets, the full annual amount of depreciation is applied for additions posted in the first half of the fiscal year, while one-half the annual amount is applied for additions in the second half of the year. Assets with purchase cost of less than DM 800 are depreciated fully in the year of addition.


3.   Long-term Investments

Long-term investments are shown at cost of acquisition, reduced by extraordinary write-offs.


4.   Inventories

Inventories have been valued at cost of purchase or manufacture or at the lower applicable value.


5.   Accounts Receivable

Accounts receivable were valued at the lowest applicable value at the date of book closing.

Recognizable risks of loss were allowed for by individual corrections and the general credit risk by a global correction.

6.   Provisions

Pension provisions were entered at the actuary cash value of the current and vested pensions in keeping with tax provisions.

Other provisions allow for all apparent risks and uncertain obligations in the amount of expected claim.

Not established was a provision for compensation claims of agents according to Para. 89b Commercial Code. Basing on the annual commissions of past years, a maximum risk of DM 2.5 million is calculated, which, modeled on tax treatment, is not being carried as liability and, thus, correlates itself since so far no claims have been asserted or any arising compensations will be assumed by the agents joining newly.

Basing on the present situation, a concrete claim by agents is not expected.

7.   Currency Conversion

Liabilities in foreign currency have been converted at the rates of their month of creation or under observance of an imparity principle at the higher rate on the effective date.


V.   Explanation on the Balance Sheet


1.   Fixed Assets

The development of the fixed assets in the fiscal year and their breakdown by cost of purchase or manufacture and accrued depreciation are presented in the overview on page 9.


                                   -9-

               HURTH MASCHINEN UND WERKZEUGE G.M.B.H., MUNICH

              DEVELOPMENTS OF FIXED ASSETS IN 1992 FISCAL YEAR

                                          PURCHASE COST
                           Balance                                Balance
                          01/01/92     Additions     Retired     12/31/92
                             DM           DM           DM           DM
I. INTANGIBLE ASSETS     443,261.80   751,163.72   16,939.00   1,177,486.52

II.TANGIBLE ASSETS

1. Technical Systems
   and Machines        2,840,990.57 2,980,367.87   24,527.00   5,796,831.44
2. Other Systems,
   Furniture, and
   Fixtures            1,748,408.85 1,405,839.50  158,442.78   2,995,805.57
3. Systems Under
   Construction            6,800.00     7,894.61        0.00      14,694.61

III.LONG TERM INVEST-
    MENTS
    Shares in Affiliates       0.00   365,339.00        0.00     365,339.00

                       5,039,461.22 5,510,604.70  199,908.78  10,350,157.14

                                      ACCRUED DEPRECIATION
                            Balance                               Balance
                           01/01/92    Additions    Retired      12/31/92
                              DM          DM          DM            DM
I. INTANGIBLE ASSETS      81,538.80   219,079.72  13,718.00     286,900.52

II.TANGIBLE ASSETS

1. Technical Systems
   and Machines          853,217.57 1,218,975.87  24,527.00   2,047,666.44
2. Other Systems,
   Furniture, and
   Fixtures              703,460.85   786,477.50 133,340.78   1,356,597.57
3. Systems Under
   Construction                0.00         0.00       0.00           0.00

III.LONG TERM INVEST-
    MENTS
    Shares in Affiliates       0.00   350,000.00       0.00     350,000.00

                       1,638,217.22 2,574,533.09 171,585.78   4,041,164.53

               HURTH MASCHINEN UND WERKZEUGE G.M.B.H., MUNICH

              DEVELOPMENTS OF FIXED ASSETS IN 1992 FISCAL YEAR

                                           NET BOOK VALUE

                                        1992             1991
                                         DM               DM
I. INTANGIBLE ASSETS                 890,586.00       361,723.00

II.TANGIBLE ASSETS

1.  Technical Systems
    and Machines                   3,749,165.00     1,987,773.00
2.  Other Systems,
    Furniture, and
    Fixtures                       1,639,208.00     1,044,948.00
3.  Systems Under
    Construction                      14,694.61         6,800.00


III.LONG TERM INVEST-
    MENTS
   Shares in Affiliates               15,339.00             0.00

                                   6,308,992.61     3,401,244.00

2.   Prepaid Expense

The prepaid expense item includes the discount of two current loans.

3.   Provisions

The development of provisions can be seen from the overview on page 11.

5.   Remaining Lives

Receivables and other assets have a remaining life of less than 1 year.

The remaining lives of the liabilities can be seen from the following liabilities overview.


LIABILITIES OVERVIEW

                                        Thereof  Residual Life

Type of Liability  Total Amount    Up to 1 Year  1 to 5 Years  Over 5 Years
Banks              6,238,555.62      984,244.60  2,129,311.02  3,125,000.00
Down Payments
 Received            982,121.57      982,121.57          0.00          0.00
Accounts Payable   6,112,678.09    6,112,678.09          0.00          0.00
Affiliates Payable 1,184,406.57    1,184,406.57          0.00          0.00
Other Liabilities  2,708,465.39    2,708,465.39          0.00          0.00

Total             17,226,227.24   11,971,916.22  2,129,311.02  3,125,000.00

Type of Liability        Secured    Security        Total     Include. Life
                         Amount      Type         12/31/91       < 1 Yr.
Banks                     0.00         -        11,085,011.96   3,931,556.00
Down Payments
 Received                 0.00         -         2,973,288.47           0.00
Accounts Payable          0.00         -         4,605,614.39   4,605,614.00
Affiliates Payable        0.00         -         2,885,514.09   2,885,514.09
Other Liabilities         0.00         -         2,717,644.30   2,717,644.30

Total                     0.00         -        24,267,073.21  14,140,328.39


                                    -11-

Provisions Overview:

                           Balance          Used      Released      Built          Balance
                         Jan. 1, 1992                                Back        Dec. 31,1992

Pension Provisions       8,285,705.00         0.00         0.00   1,318,193.00   9,603,898.00

Tax Provisions
- Trade Tax on Earnings    694,064.00         0.00         0.00   1,938,966.00   2,633,030.00
- Corporate Income Tax     314,277.00         0.00         0.00     847,724.00   1,162,001.00
- Trade Tax on Capital           0.00         0.00         0.00     256,848.00     256,848.00
- Property Tax                   0.00         0.00         0.00     105,000.00     105,000.00
                         1,008,341.00         0.00         0.00   3,148,538.00   4,156,879.00

Other Provisions
- Looming Losses         4,588,000.00 1,712,800.00         0.00           0.00   2,875,200.00
- First Operation
  Warranty               2,306,334.00         0.00         0.00     548,055.00   2,854,389.00
- Guarantee              3,491,345.00         0.00   760,345.00           0.00   2,731,000.00
- Commissions            2,317,300.00 2,317,300.00         0.00   2,247,228.70   2,247,228.70
- Management Bonus         300,000.00   300,000.00         0.00   2,005,000.00   2,005,000.00
- Social Plan/Downsizing 1,948,488.00         0.00 1,948,488.00   1,800,000.00   1,800,000.00
- Anniversaries          1,192,694.00         0.00         0.00      72,959.00   1,265,653.00
- Unclaimed Vacations    1,159,470.00 1,159,470.00         0.00     958,454.00     958,454.00
- Accident Prevention
   Agency                  330,000.00         0.00         0.00     360,000.00     690,000.00
- Nonfulfillment Penalties 795,544.00    99,886.00    55,658.00           0.00     640,000.00
- Maintenance              300,000.00   300,000.00         0.00     400,000.00     400,000.00
- Incentives                     0.00         0.00         0.00     293,750.00     293,750.00
- Book Closing             120,000.00   120,000.00         0.00     190,000.00     190,000.00
- Loan Charges             140,000.00         0.00         0.00           0.00     140,000.00
- Legal Expense            100,000.00     9,621.70         0.00       9,621.70     100,000.00
- Invoices Outstanding     84,000.00     84,000.00         0.00     100,000.00     100,000.00
- Flextime Overhang        70,000.00     70,000.00         0.00      70,000.00      70,000.00
- Fair Expense             55,000.00          0.00         0.00           0.00      55,000.00
- Starcut Order           238,000.00    238,000.00         0.00           0.00           0.00
- Wera Damages            430,000.00    118,554.26   311,445.74           0.00           0.00

                       19,966,175.00  6,529,631.96 3,075,936.74   9,055,068.40  19,415,674.70

VI.  Explanations on Earnings Statement

1.   Sales Revenue

     Breakdown by Activity Sectors:
                                                  1992          1991
                                                   DM            DM

     Gear Shaving Machines                   34,113,280.04  28,993,228.69
     Tooling                                 16,785,635.97  18,327,987.80
     Loading Systems                         13,407,844.64  10,884,095.06
     Shaving Cutter Grinders                 11,607,416.24  11,248,182.36
     Automatic Precision Gear Cutting
     Machines                                11,100,926.50   8,332,841.55
     Gear Deburring Machines                  5,712,963.70   2,510,805.79
     Gear Tooth Chamfering and Deburring
     Machines                                 3,092,294.75  15,476,691.14
     Gear Testing Machines                    2,295,954.08           0.00
     Assemblies                               1,031,611.60   1,820,651.05
     Miscellaneous                            3,081,575.97   4,883,305.98

                                            102,229,503.49 102,477,789.42


                                                  1992          1991
     Breakdown by Regions:                         DM            DM

     Western Europe                          45,912,978.71  38,678,105.56
     Domestic                                35,670,171.43  32,493,477.77
     Asia                                    16,971,599.53  19,970,440.04
     America                                  2,340,169.91   5,766,774.15
     Others                                   1,334,583.91   5,568,991.90

                                            102,229,503.49 102,477,789.42



2.   Other Operating Income

Shown under this item, for the most, are expense assumptions, income from the dissolution of provisions, and proceeds from the sale of fixed assets.


3.   Other Operating Expense

This  item  includes essentially commissions, development costs,  rent,  data
processing   maintenance,  lease  expense  for  technical   systems,   travel
allowances and allocations to receivables direct corrections for bad debts.

VII. Other References

1.   Other Financial Obligations Not Evident from the Balance Sheet

a)   Relief  Fund  of Carl Hurth Maschinen- und Zahnradfabrik  GmbH  &  Co.,
     Munich

The Company is obligated to assume the funding shortfall of the Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co. Relief Fund, prorated for the employees transferred to its payroll, amounting to DM 2,356,962.00 as of December 31, 1991. In case claims are asserted against the Company on grounds of its subsidiary liability or funds are transferred to the Relief Fund, an offset claim accrues to the Company against Carl Hurth Maschinen-und Zahnradfabrik GmbH & Co., up to maximally DM 2,005,759.00.

The amounts for the fiscal year 1991 have been determined by opinion of Dr. Bode, Dr. Grabner & Partners, Actuaries. The opinion for 1992 was not available yet at the preparation date of the year-end book closing.

In case of insolvency of the Relief Fund, the Company, as carrier entity, must assume the payments for the existing pensions. As of the end of 1992, the cash of the Relief Fund is almost completely depleted.


b)   Rental and Leasing Obligations

The Company has rental and leasing obligations in the amount of TDM 1,697 covering data processing software and hardware, telephone system, copiers and janitorial services. The Company closed with its parent company, Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., a lease contract through the year 2000. The annual lease amounts to TDM 3,444.

The lease contract is presently being negotiated newly with the parent company; an amended contract is not available yet.

2.   Work Force

The average number of employees during the 1992 fiscal year amount to:

White collar workers                    271
Blue collar workers                     231

Total                                   502


3.   Management

General Managers of the Company are:

Dr. Horst Gohren, Munich
Mr. Winfried Otto, Munich -   acting through August 12, 1992;
                              General Manager from August 13, 1992

Total earnings of the General Managers amounted to DM 2,289,188.51 for the fiscal year 1992.

Total earnings of the general managers for the 1993 fiscal year amounted to TDM 607.


4.   Appurtenance Note According to Para. 42 Sect. 3 GmbH Law

Affiliates receivables include receivables against the shareholder totaling DM 15,000,000.00 (previous year: DM 14,989,937.59).

Liabilities to affiliates include liabilities to the shareholder in the amount of DM 1,184,408.57 (previous year: DM 1,192,454.25).


5.   Joint Venture

The Company holds an interest in Kerschl Automation GmbH, Mammendorf, equaling 70% of the subscribed capital of DM 625,000.00.

As of December 31, 1992, Kerschl Automation's books show a preliminary annual shortfall of DM 387,687.75 and a shortfall of DM 252,360.14 not covered by equity.

To avoid a bookkeeping over extension of the venture, the Company has issued a lower-rank declaration in the amount of DM 257,154.06 concerning its granted loan.

 6.  Liability Situation

With purchase contract of December 18, 1992, the company acquired from Treuhandanstalt, Anstalt des offentlichen Rechts, Berlin (Trust Corporation), along with another previous owner, the shares in Modul GmbH, Chemnitz, effective January 1, 1993.

With the same contract the Company agreed, in addition to the joint venture, to exempt the previous owners from any environmental pollution claims.

Material Differences between German and United States Generally Accepted Accounting Principles

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Germany. Such principles differ in a number of respects from accounting principles generally accepted in the United States of America. The significant differences with respect to the Company's financial statements are described in the following notes.

a.   Pension Provision

The Company provides two schemes for its employees: a direct pension com-mitment and an indirect commitment in the form of a support fund. In accordance with German GAAP the indirect support fund obligation has not been accrued for.

The liability for both commitments, as calculated in accordance with SFAS 87 is as follows:

                                        (amounts in TDM)

                              German GAAP   U.S. GAAP   Difference
12/31/92
Net periodic pension costs         1,475       1,196          279

Accrued pension costs              9,604
Support fund obligation            2,514
                                  12,118      12,374         (256)


The restatement between German- and US- GAAP pension accrual was prepared by the actuary Wyatt Bode Grabner GmbH. In his calculation he considered the support fund being fully accrued. The difference between the total of accrued pension costs and support fund obligations as of January 1, 1991 and the projected benefit obligation as of the same date has been amortized over 15 years.

b.   Accrual for Repairs and Maintenance Expense

In accordance with German GAAP, the Company recorded an accrual for repairs and maintenance expense amounting to TDM 300 and TDM 400 for the years ended 12/31/91 and 12/31/92, respectively.

                                   -17-
As these accruals are not permitted under US GAAP, the following reversals are necessary:

1992

Accrual for repairs and maintenance expense (dr.)  TDM 400
   Retained earnings opening (cr.)                      TDM 300
   Repair and maintenance expense (cr.)                 TDM 100

In order to properly reverse the 1992 accrual for repairs and maintenance expense.


c.   Effect on Net Income

A reconciliation of the Company's net income from German GAAP to US GAAP for the year 1992 is as follows:

(amounts in TDM)                                               1992

German GAAP shareholder's and silent partners
   net income before taxes                                    9,938

Adjustments:
Net periodic pension costs                                      279
Reversal of accrual for repairs & maintenance
   expense                                                      100

Approximate US GAAP income before taxes                      10,317

Income taxes after adjustments                               (2,900)
Other taxes after adjustments                                  (369)

Approximate US GAAP shareholder's and silent
  partners' net income                                        7,048

d.   Effect on Shareholder's and Silent Partners' Equity

A reconciliation of the Company's shareholder's and silent partners' equity for the year ended 1992 is as follows:

(amounts in TDM)                                                1992

German GAAP shareholder's and silent partners'
  equity as of December 31, 1992                              19,610
Adjustments:
Net periodic pension costs                                       (96)
Reversal of accrual for repairs & maintenance
  expense                                                        400
Change in income taxes                                           (91)

Approximate US GAAP shareholder's and silent
  partners' equity as of December 31, 1992                    19,823

                    HURTH MASCHINEN UND WERKZEUGE GMBH

                                  MUNICH

                             SITUATION REPORT

1992 Business Development

Evidencing itself already in 1991, the worldwide downturn of business in the machine tool industry has continued also in 1992. This development has been fortified yet by the reduced utilization at the automobile producers, where the demand for capital goods has thus declined greatly.

The firm Hurth Maschinen und Werkzeuge GmbH being highly dependent on the investment activities of the worldwide automobile and automotive parts industry, order receipts have lagged appreciably behind expectations in the fiscal year completed. Following nearly DM 85 million in 1991, order receipts in 1992 amounted to only about DM 57.8 million. This means a drop by nearly 32%. Hit especially hard was the machine sector, while the decline in orders received for tooling remained within bearable limits.

Since the order inventory at the start of the year amounted to DM 75.2 million, it was possible to keep sales in the year reviewed, with DM 102.2 million, nearly at the same level as in the previous year (DM 102.5 million).

Of these sales 61.4% (previous year 63.1%) fell to exports and 38.6% (previous year 36.9%) to domestic markets.

An order inventory amounting to about DM 31 million remained at the end of 1992.

Initiated already in 1990/1991 and continued also in the completed year, the economization measures conducted in all sectors of the Company had an extraordinarily positive effect on both the monetary and earnings situation.

Engineering improvements on our products, a tightened purchasing policy and the reduction of completion times allowed a distinct reduction of inventories both in unfinished and finished products (-DM 8.9 million) as well as in raw materials and supplies (-DM 0.9 million).

Expense for material and purchased services has dropped at the same time from nearly 30% to about 25.5% of the Company's total revenues.

A social plan entered into in 1990 has expired as of 7/31/92. Within the scope of this social plan, but additionally also by individual agreements, the work force of the Company has been reduced further, amounting at the end of 1992 to 561 employees (end of 1991: 586) including 76 apprentices and job trainees.

Despite this further reduction in personnel, payroll expense has risen in total to about DM 48.5 million (+11.2%). In addition to contractual increases in the year 1992, especially attendant expenses in conjunction with the illustrated work force reduction, higher expense for allocations to pensions provisions, precautionary measures for the year 1993 as well as increased earnings-dependent pay had an effect here.

A total of DM 5.5 million was spent on investments, with DM 5.1 million going to tangible fixed assets and intangible assets (notably data processing programs) and DM 0.4 million to the acquisition of an interest in Kerschl Automation GmbH, Mammendorf.

Based on the new investments, depreciation has increased to DM 2.2 million (previous year DM 1.7 million).

Both reductions in the operating expense area and restruc turings/assignments of individual types of expense as required on grounds of the introduction of a new industrial schedule of accounts have caused other operating expense to drop from DM 22.1 million (1991) to DM 16.9 million (1992).

Stemming especially from the declined inventories and improved earnings result, the distinctly improved liquidity situation of the Company shows also in the interest result, amounting in 1992 to +TDM 771 (previous year -TDM 417).

Due to the weak order situation, it became necessary to adopt short hours in various areas of the Company, from November 1992. Despite the resulting reduced output and appreciable precautionary measures for the future that were taken within the scope of tax- and balance-sheet-related leeway, earnings from regular business activities of roughly DM 10.4 million were achieved in the 1992 fiscal year (previous year about DM 3.3 million). Net cash flow (after taxes) of DM 11.0 million reached 10.8% of sales.

Outlook

The very low order inventory at the beginning of the current fiscal year and the prevailing market development will result in a distinct decline of sales in 1993. Basically, signs of this development have been appearing for some time already, while the actual extent of the present market weakness became evident only by and by.

The resulting low utilization forced us to expand the scope of short work begun already in 1992, extending it to additional areas which so far had been spared. Since an appreciable market revival is presently not foreseeable, we must assume that this measure will need to be upheld deep in to 1993.

As far as possible within the scope of social regulations and Company necessities, the work force will be reduced further also in 1993. Asso ciated with it, in terms of cost, is a distinct relief which, however, will be fully effective only in future years. To the extent possible, the expense associated with the work force reduction has been allowed for already in the 1992 book closing.

We'll continue the current streamlining measures. This concerns both internal procedures and also a steady advancement of our product line with the aim of cost reductions.

A large step toward expansion of our product line has been taken with the acquisition of Modul GmbH, Chemnitz (now Hurth Modul GmbH), a renowned maker of hobbing and gear cutting machines, effective 1/1/1993, which is a 100% subsidiary of Hurth Maschinen und Werkzeuge GmbH, Munich. The products of Hurth Modul GmbH are being offered worldwide through the same marketing channels as our existing line.

As well in early 1993 we have acquired the remaining interest in Kerschl Automation GmbH (now Hurth Automation GmbH), so that this facility now is owned 100% by Hurth Maschinen und Werkzeuge GmbH, Munich. Meanwhile, the facility has relocated to Munich, to the site of the parent company. With this acquisition we combine the intention to strengthen by enhancement of the activities in the field of manipulating and automation technology also the sale of machines, both of the Munich and Chemnitz product lines.

Investments of totally DM 13.9 million are contemplated for the year 1993, of which about DM 5.6 million will fall to fixed tangible assets. The liquidity surplus earned as of late 1992 ensures that these investments can be financed on our own.

Before the backdrop of an economic situation that is as weak as it is uncertain, a prediction of earnings expected in 1993 is very difficult. Management assumption is that continued streamlining will make it possible to lower the break-even point of the Company. Therefore, along with the precautionary measures taken in 1992, at least a break-even should be achievable despite heavily declining sales.

Munich, April 2, 1993

The Management

Item 7 (a) (iii):
                                    -1-

                      Arthur Anderson & Co. G.m.b.H.
                      Wirtschaftsprufungsgesellschaft
                        Steuerberatungsgesellschaft
                          Nymphenburger Straise 1
                               80335 Munchen

LETTER TO THE SHAREHOLDER

To the Shareholder of
Hurth Maschinen und Werkzeuge GmbH

We  have  examined  the accompanying balance sheet of Hurth  Maschinen  und
Werkzeuge GmbH (a German Corporation) as of December 31, 1993 and the related statements of income and cash flows for the year then ended. Our examinations were made in accordance with German generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary under the circumstances. At the conclusion of our work we rendered an unqualified opinion on the statutory financial statements as of December 31, 1993, we refer to our report dated March 24, 1994.

The Company prepares its financial statements on the basis of accounting principles generally accepted in Germany. These principles differ in some respects from accounting principles generally accepted in the United States of America. Accordingly, the accompanying financial statements are not intended to present the Company's financial position and results of operations in conformity with the accounting principles generally accepted in the United States of America. Material differences between accounting principles generally accepted in Germany and the United States of America, as they relate to the accompanying financial statements, are described at the beginning of page 17.

The management of Hurth Maschinen und Werkzeuge GmbH has declared bankruptcy proceedings in 1995. As agreed with the shareholder of Hurth Maschinen und Werkzeuge GmbH our work is performed under the going concern assumption of para. 252 sect. 1 no. 2 Commercial Code.

In our opinion, taking into account before said, the accompanying financial statements present fairly the financial position of Hurth Maschinen und Werkzeuge GmbH as of December 31, 1993 and the results of operations and cash flows for the year then ended in accordance with accounting principles generally accepted in Germany.

Munich, August 14, 1995

Arthur Andersen & Co. G.m.b.H.
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft

Thomas Eberhard        Ulrich Bayer
Thomas Eberhard        Ulrich Bayer
Wirtschaftsprufer      Wirtschaftsprufer

                                    -2-

              HURTH MASCHINEN UND WERKZEUGE G.M.B.H., MUNCHEN
                   BALANCE SHEET AS OF DECEMBER 31, 1993

A S S E T S                                        1993           1992
                                                    DM             DM

A.   FIXED ASSETS

     I.   Intangible Fixed Assets
             Franchises, Patents and Similar
             Rights and Values,Licenses to
             Such Rights and Values             794,865.00     890,586.00

     II.  Tangible Assets
          1. Technical Systems and Machinery  3,045,581.00   3,794,165.00
          2. Other Systems, Furniture and
             Fixtures                         3,416,847.00   1,639,208.00
          3. Systems Under Construction          14,694.61      14,694.61
                                              6,477,122.61   5,403,067.61

     III. Long-term Investments
             Shares in Affiliates             8,315,340.00      15,339.00

                                             15,587,327.61   6,308,992.61

B.   CURRENT ASSETS

     I.   Inventories
          1.  Raw Materials and Supplies      1,739,498.00   2,733,347.00
          2.  Semifinished Products, Services 6,924,311.00   7,301,666.00
          3.  Finished Products and
              Merchandise                       494,487.00     115,893.00
                                              9,158,296.00  10,150,906.00

     II.  Receivables and Other Assets
          1.  Accounts Receivables           16,705,134.70  29,536,849.73
          2.  Affiliates Receivables          8,639,535.16  15,422,848.20
          3.  Other Receivables                 214,961.07     219,960.38
                                             25,559,630.93  45,179,658.31

     III. Checks, Cash on Hand, Postal and
              Bank Checking Accounts          1,223,939.50   8,172,097.30
                                             35,941,866.43  63,502,661.61


C.   PREPAID EXPENSE                            193,970.08     201,420.00

                                             51,723,164.12  70,013,074.22


              HURTH MASCHINEN UND WERKZEUGE G.M.B.H., MUNCHEN

                   BALANCE SHEET AS OF DECEMBER 31, 1993


E Q U I T Y  &  L I A B I L I T I E S               1993          1992
                                                     DM            DM
A.   EQUITY

     I.   Subscribed Capital Stock              650,000.00     650,000.00
     II.  Capital Reserve                       964,000.00           0.00
     III. Capital of Silent Partners         10,009,571.66  17,955,291.34
     IV.  Surplus/Loss                       (1,900,312.21)  1,005,103.94
                                              9,723,259.45  19,610,395.28

B.   PROVISIONS

     1.   For Pensions and Similar
          Obligations                         9,318,090.00   9,603,898.00
     2.   For Taxes                           4,089,368.00   4,156,879.00
     3.   Other Provisions                   11,937,744.00  19,415,674.70
                                             25,345,202.00  33,176,451.70


C.   LIABILITIES

     1.   Bank Debts                         11,091,839.66   6,238,555.62
     2.   Down Payments on Orders                 4,231.80     982,121.57
     3.   Accounts Payable                    3,985,971.46   6,112,678.09
     4.   Liabilities to Affiliates                   0.00   1,184,406.57
     5.   Other Liabilities                   1,572,659.75   2,708,465.39
          -    Incl.Taxes: DM 621,919.70
               (1992: DM 1,479,059.46)
          -    Incl. Social Safety Net:
               DM 774,414.00
               (1992: DM 872,348.66)
                                             16,654,702.67  17,226,227.24

                                             51,723,164.12  70,013,074.22


                                    -3-

                    HURTH MASCHINEN UND WERKZEUGE GMBH
                                  MUNICH
                EARNINGS STATEMENT FOR THE FISCAL YEAR 1993

                                                   1993          1992
                                                    DM            DM

1.   Sales Revenue                           54,233,337.85 102,229,503.49
2.   Inventories Increase or Reduction
     Finished and Unfinished Products             1,239.00  (8,857,607.00)
3.   Other Capitalized In-plant Services        386,067.92      77,227.81
4.   Other Operating Income                   8,992,713.18   7,880,805.27
5.   Material Expense:
     a)  Raw Materials and Supplies and
         Purchased Merchandise              (11,698,498.81)(14,831,995.53)
     b)  Purchased Services                  (6,874,476.41) (9,032,237.04)
6.   Payroll:
     a)  Wages and Salaries                 (30,967,825.68)(40,827,437.89)
     b)  Social Costs and Expense for
         Old Age Pension and Relief          (5,927,749.50) (7,700,619.94)
         - incl. Old Age Pension:
          DM 503,792.57
         (1992: DM 1,772,506.16)
7.   Depreciation on Intangible and Tangible
     Fixed Assets                            (3,012,853.18) (2,224,533.09)
8.   Other Operating Expense                (15,276,301.59)(17,195,554.09)
9.   Other Interest and Similar Income        1,401,363.08   1,814,318.86
     - incl. from Affiliates:
       DM 1,211,543.04
      (1992: DM 1,575,230.36)
10.  Write-offs on Long-term Investments              0.00    (350,000.00)
11.  Interest and Similar Expense            (1,809,058.73) (1,043,677.76)
     - incl. to Affiliates
       DM 0.00 (1992: DM 0.00)

12.  Earnings from Regular Business
     Activities                             (10,552,042.87)  9,938,193.09

13.  Taxes on Income and Earnings               218,247.84  (2,786,690.00)
14.  Other Taxes                               (167,766.00)   (368,883.00)

15.  Annual Surplus/Loss                    (10,501,561.03)  6,782,620.09

16.  Surplus/Loss to New Account              1,005,103.94     285,545.29
17.  Distribution                            (1,005,103.94)          0.00
18.  Surplus/Loss Shared By Silent Partners   8,601,248.82  (6,063,061.44)

19.  Earnings as shown in Balance Sheet      (1,900,312.21)  1,005,103.94


                    HURTH MASCHINEN UND WERKZEUGE GMBH

                                  MUNICH

       STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1993

The development of the cash situation and financial strength of the Company is shown in the following cash flow statements, which is geared to the variations in cash. It shows revenues and expenditures for business, investments and financial activities sectors, with the indirect method having been chosen.

                                                      1993          1992
                                                       TDM           TDM
Revenues/Expenditures from Business Activities

Annual surplus                                     (10,502)         6,783

Corrections to revenues/expenditures for transfer of annual surplus/loss

Depreciation on intangible assets and
   tangible fixed assets                             3,013          2,225
Write-offs on business interests                         0            350
Surplus shares of silent partnership                 8,601         (6,063)

Increase/decrease of assets and equity/liabilities

Inventories                                            993          9,753
Accounts receivables                                12,832           (499)
Affiliates receivables                               6,783           (433)
Other assets                                             5            (53)
Prepaid expense                                          7             35
Provisions for taxes                                   (68)         3,149
Other provisions                                    (7,478)          (551)
Accounts Payable                                    (2,127)         1,507
Down payments received on orders                      (978)        (1,991)
Liabilities to affiliates                           (1,184)        (1,701)
Other liabilities                                   (1,136)           (10)

Total corrections                                   19,263          5,718

Cash surplus/shortfall from business activities      8,761         12,501


                                                      1993           1992
                                                       TDM            TDM
Cash flow from investment activities

Investments for intangible assets                     (189)          (751)
Investments for tangible fixed assets               (3,861)        (4,394)
Variation in affiliate business interests           (8,300)          (365)
Assets retired at book value                            59             28

Cash shortfall from investment activities          (12,291)        (5,482)

Cash flow from financial activities

Variation in pension provisions                       (285)         1,318
Variation in liabilities to banks                    4,854         (4,846)
Distribution of dividends                           (1,005)             0
Allocation to capital reserve                          964              0
Variation in shareholders capital                   (7,946)         4,677

Cash shortfall/surplus from financial activities    (3,418)         1,149

Cash increase/decrease                              (6,948)         8,168


Cash at fiscal year start                            8,172              4
Cash at fiscal year end                              1,224          8,172

Cash increase/decrease                              (6,948)         8,168


                    HURTH MASCHINEN UND WERKZEUGE GMBH

                                  MUNICH

         NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 1993



I.   General References

The Company was founded by notary document of October 30, 1990, and commenced doing business on January 1, 1991, by continuing the business sector Machines and Tooling of Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich.

The Company is a major stock company in the sense of Para. 267 Sect. 3 Commercial Code. The total expense method has been used for the Profit & Loss Statement.


II.  Capital of the Silent Partners

Silent partners atypically hold an interest in the Company with a cash investment totaling DM 11,400,000.00.

The agreement covering the founding of the silent partnership provides for a notice the first time on February 1, 1993, and thereafter to the end of each fiscal year. No notice was pending at the effective date of the balance sheet.

The silent partners share the loss of the Company and entered in a second-rank agreement to the effect that the silent partner can demand payment of its investment balance only when such is possible from net assets not required for capital stock maintenance or from liquidation surplus. Therefore, the silent partners' capital is being shown under "Equity".

The silent partners are entitled to make on their Private Account withdrawals against the good balance.

The Company is entitled to repay the good balance of the silent partners in the private accounts at any time, wholly or in part.


III. Principles of capitalization and valuation

1.   Intangible Assets

Intangible assets acquired against pay are valued at their cost of purchase, reduced by depreciation. The start of depreciation is calculated in proportion of time.

2.   Tangible Assets

Tangible assets are valued at cost of purchase or manufacture reduced by systematic depreciation. The depreciations are calculated according to tax regulations, basically degressively over a customary service life of three to ten years. In the case of mobile fixed assets, the full annual amount of depreciation is applied for additions posted in the first half of the fiscal year, while one-half the annual amount is applied for additions in the second half of the year. Assets with purchase cost of less than DM 800 are depreciated fully in the year of addition.


3.   Long-term Investments

Long-term investments are shown at cost of acquisition, reduced by extraordinary write-offs.


4.   Inventories

Inventories have been valued at cost of purchase or manufacture or at the lower applicable value.


5.   Accounts Receivable

Accounts receivable were valued at the lowest applicable value at the date of book closing.

Recognizable risks of loss were allowed for by individual corrections and the general credit risk by a global correction.


6.   Provisions

Pension provisions were entered at the actuary cash value of the current and vested pensions in keeping with tax provisions.

Other provisions allow for all apparent risks and uncertain obligations in the amount of expected claim.

Not established was a provision for compensation claims of agents according to Para. 89b Commercial Code. Basing on the annual commissions of past years, a maximum risk of DM 2.5 million is calculated, which, modeled on tax treatment, is not being carried as liability and, thus, correlates itself since so far no claims have been asserted or any arising compensations will be assumed by the agents joining newly.

Basing on the present situation, a concrete claim by agents is not expected.

7.        Currency Conversion

Liabilities in foreign currency have been converted at the rates of their month of creation or under observance of an imparity principle at the higher rate on the effective date.



V.   Explanation on the Balance Sheet


1.        Fixed Assets

The development of the fixed assets in the fiscal year and their breakdown by cost of purchase or manufacture and accrued depreciation are presented in the overview on page 9.

              HURTH MASCHINEN UND WERKZEUGE G.M.B.H., MUNCHEN
             DEVELOPMENTS OF FIXED ASSETS IN 1993 FISCAL YEAR

                                            PURCHASE COST

                           Balance                                Balance
                          01/01/93     Additions      Retired    12/31/93
                             DM           DM             DM         DM
I. INTANGIBLE ASSETS   1,177,486.52    188,963.30       0.00  1,366,449.82

II.TANGIBLE ASSETS
   1. Technical Systems
      and Machines     5,796,831.44    773,818.66  (45,776.00) 6,524,874.10
   2. Other Systems,
      Furniture, and
      Fixtures         2,995,805.57  3,087,288.22 (125,982.00) 5,957,111.79
   3. Systems Under
      Construction        14,694.61          0.00        0.00     14,694.61

                       8,807,331.62  3,861,106.88 (171,758.00)12,496,680.50
III.LONG TERM INVEST-
    MENTS
   Shares in Affiliates  365,339.00  8,300,001.00        0.00  8,665,340.00

                      10,350,157.14 12,350,071.18 (171,758.00)22,528,470.32

                                      ACCUMULATED DEPRECIATION

                          Balance                                  Balance
                         01/01/93     Additions      Retired      12/31/93
                           DM            DM             DM           DM
I. INTANGIBLE ASSETS     286,900.52    284,684.30        0.00    571,584.82

II.TANGIBLE ASSETS
1.  Technical Systems
    and Machines       2,047,666.44  1,459,548.66  (27,922.00) 3,479,293.10
2.  Other Systems,
    Furniture, and
    Fixtures           1,356,597.57  1,268,620.22  (84,953.00) 2,540,264.79
3.  Systems Under
    Construction               0.00          0.00        0.00          0.00

                       3,404,264.01  2,728,168.88 (112,875.00) 6,019,557.89
III.LONG TERM INVEST-
    MENTS
    Shares in Affiliates 350,000.00          0.00        0.00    350,000.00

                       4,041,164.53  3,012,853.18 (112,875.00) 6,941,142.71

              HURTH MASCHINEN UND WERKZEUGE G.M.B.H., MUNCHEN
             DEVELOPMENTS OF FIXED ASSETS IN 1993 FISCAL YEAR

                                        NET BOOK VALUE

                                     1993           1992
                                     DM              DM
I. INTANGIBLE ASSETS            794,865.00       890,586.00

II.TANGIBLE ASSETS

   1. Technical Systems
      and Machines            3,045,581.00     3,749,165.00
   2. Other Systems,
      Furniture, and
      Fixtures                3,416,847.00     1,639,208.00
   3. Systems Under
      Construction               14,694.61        14,694.61

                              6,477,122.61     5,403,067.61

III. LONG TERM INVEST-
     MENTS
     Shares in Affiliates     8,315,340.00        15,339.00

                             15,587,327.61     6,308,992.61


2.        Prepaid Expense

The prepaid expense item includes the discount of two current loans and the premiums to the FBU insurance.


3.        Capital Reserve

According to shareholders vote of July 9, 1993, the shareholder Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich, made DM 964,000.00 available as capital reserve.


4.        Provisions

The  development of provisions can be seen from the overview on page 13.


5.        Remaining Lives

Receivables and other assets have a remaining life of less than 1 year.

The remaining lives of the liabilities can be seen from the liabilities overview on page 12.

VI.  Explanations on Earnings Statement


1.   Sales Revenue

     Breakdown by Activity Sectors:
                                                   1993            1992
                                                    DM              DM

     Tooling                                 13,531,148.23   16,785,635.97
     Gear Shaving Machines                   13,020,558.18   34,113,280.04
     Gear Tooth Chamfering and Deburring
     Machines                                 8,687,309.65    3,092,294.75
     Shaving Cutter Grinders                  7,795,980.50   11,607,416.24
     Loading Systems                          4,217,099.95   13,407,844.64
     Assemblies                               1,788,825.50    1,031,611.60
     Gear Deburring Machines                  1,268,479.30    5,712,963.70
     Automatic Precision Gear Cutting
     Machines                                   695,761.38   11,100,926.50
     Gear Testing Machines                      311,486.63    2,295,954.08
     Miscellaneous                            2,916,688.53    3,081,575.97

                                             54,233,337.85  102,229,503.49


     Breakdown by Regions:

     Abroad (excl. European Community)       22,519,518.88   20,646,353.35
     Domestic                                17,072,063.43   35,670,171.43
     EC (European Community)                 14,641,755.54   45,912,978.71

                                             54,233,337.85  102,229,503.49

Liabilities Detail

                                        Thereof  Residual Life

Type of Liability    Total Amount   Up to 1 Year  1 to 5 Years Over 5 Years
Banks               11,091,839.66   7,498,089.66   2,656,250.00  937,500.00
Down Payments
   Received              4,231.80       4,231.80           0.00        0.00
Accounts Payable     3,985,971.46   3,985,971.46           0.00        0.00
Other Liabilities    1,572,659.75   1,572,659.75           0.00        0.00

Total               16,654,702.67  13,060,952.67   2,656,250.00  937,500.00


Use of the bank credit lines is made with application to two underlying loan agreements granted to the Hurth Group of Companies by Bayerische Vereinsbank AG, Munich, and Dresdner Bank AG, Munich.

The credit line is secured essentially by:

- Mortgaging the business property of Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich, at TDM 75,000.

- DM 5 million unlimited absolute guarantee by Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., valid also for Hurth Modul GmbH, Chemnitz, in favor of Bayerische Vereinsbank AG, Munich.

- Secondary-rank declaration and fixed capital obligations of the atypical silent partners, to Bayerische Vereinsbank AG, Munich.

- DM 7.5 million unlimited guarantee by Carl Hurth Getriebe und Zahnrader GmbH to Dresdner Bank AG, Munich.

-     Patronage declaration by Mr. Fritz Hurth to Dresdner Bank AG, Munich.

- Fixed-loan and secondary-rank declaration of silent partners to Dresdner Bank AG, Munich.

Provisions Detail

                        Balance         Used         Released       Built      Balance
                       Jan. 1, 1993                                  Back      Dec. 31,1993

Pension Provisions       9,603,898.00          0.00   285,808.00         0.00   9,318,090.00

Tax Provisions
- Trade Tax on Earnings  2,633,030.00          0.00         0.00         0.00   2,633,030.00
- Corporate Income Tax   1,162,001.00          0.00   228,111.00         0.00     933,890.00
- Trade Tax on Capital     256,848.00          0.00         0.00   252,000.00     508,848.00
- Property Tax             105,000.00          0.00    99,000.00     7,600.00      13,600.00
                         4,156,879.00          0.00   327,111.00   259,600.00   4,089,368.00

Other Provision
- Social Plan/
  Downsizing             1,800,000.00    729,496.00   148,845.00   905,323.00   1,826,982.00
- Commissions            2,247,228.70  1,419,150.97   100,000.00   929,062.27   1,657,140.00
- Looming Losses         2,875,200.00  1,455,220.00 1,419,980.00 1,419,980.00   1,419,980.00
- Anniversaries          1,265,653.00          0.00         0.00    57,099.00   1,322,752.00
- Unclaimed Vacation       958,454.00    958,454.00         0.00 1,248,773.00   1,248,773.00
- First Operation
  Warranties             2,854,389.00  2,665,011.00         0.00   870,739.00   1,060,117.00
- Accident Prevention
  Agencies                 690,000.00          0.00         0.00   330,000.00   1,020,000.00
- Guarantee              2,731,000.00  2,557,000.00   174,000.00   925,000.00     925,000.00
- Flex time
  Overhang                  70,000.00     70,000.00         0.00   440,000.00     440,000.00
- Management Bonus       2,005,000.00  1,742,500.00         0.00   165,000.00     427,500.00
- Year-end Book
  Closing                  190,000.00    180,000.00         0.00   210,000.00     220,000.00
- Pension Assurance
  Association                    0.00          0.00         0.00   200,000.00     200,000.00
- Bad Debts                100,000.00          0.00         0.00    15,000.00     115,000.00
- Loan Charges             140,000.00          0.00   100,000.00         0.00      40,000.00
- Nonfulfillment
  Penalties                640,000.00      7,250.00   618,250.00         0.00      14,500.00
- Maintenance              400,000.00    400,000.00         0.00         0.00           0.00
- Incentives               293,750.00     30,575.00   263,175.00         0.00           0.00
- Legal Fees               100,000.00          0.00   100,000.00         0.00           0.00
- Fair Expense              55,000.00     55,000.00         0.00         0.00           0.00

                        19,415,674.70 12,269,656.97 2,924,250.00 7,715,976.27  11,937,744.00


2.   Other Operating Income

Shown under this item are primarily services to affiliates and income from provision releases.

3.   Other Operating Expense

This   item  includes  essentially  space  costs,  data  processing  costs, commissions, maintenance and travel allowances.

VI.  Other References

1.   Other Financial Obligations Not Evident from the Balance Sheet

a)   Relief  Fund  of  Carl  Hurth Maschinen-  und  Zahnradfabrik  GmbH  &
     Co., Munich

The Company agreed to assume upon insolvency of the relief fund of Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co. the current payments, as carrier company, for the existing pensions. As of December 31, 1993, the cash value of this obligation is DM 2,324,798.00. In case claims are asserted against the Company on grounds of the subsidiary liability, an offset claim accrues in its favor against Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co. up to maximally DM 2,170,485.00.

The amounts for the 1993 fiscal year have been determined by an opinion of Dr. Bode, Dr. Grabner & Partners, Actuaries.

The relief fund was completely exhausted at the end of 1993.

 b)  Rental and Leasing Obligations

For the next five years, the Company carries rental and leasing obligations from various contracts covering data processing software and hardware, telephone system, copiers, passenger cars and janitorial service totaling TDM 3,174. The Company closed with its parent company, Carl Hurth Maschinen-und Zahnradfabrik GmbH & Co., a lease contract through the year 2000. The annual lease amounts currently to TDM 3,549.

 c)  Social Plan Obligations

In mid-1993 the Company entered with the works council into a social plan agreement which, for the time being, has a fixed budget. On the proviso of the postponing condition that the City of Munich will for the major part of the company property at the Munich site allow a floor area index of at least 1.75, the social plan would increment by a definitive factor. This incremental obligation has occurred neither at the effective date of the balance sheet nor the date of balance sheet preparation, since no notice by the City of Munich has been issued so far.

In case of issuance of the above floor area index, the social plan obligations of the Company would increase by about TDM 300.

2.   Work Force


The average number of employees during the 1993 fiscal year amount to:

White collar workers                    263
Blue collar workers                     186

Total                                   449


3.   Management

General Managers of the Company are:

Dr. Horst Gohren, Chemnitz
Mr. Winfried Otto, Renchen

Total earnings of the general managers for the 1993 fiscal year amounted to TDM 607.


4.   Appurtenance Note According to Para. 42 Sect. 3 GmbH Law

Affiliates receivables include receivables against the shareholder totaling DM 8,639,535.16 (previous year: DM 15,000,000.00).


5.   Concern and Investment Situation

100% of the capital stock of the Company is being held by Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich.

The Company is thus an affiliate of Carl Hurth Maschinen- und Zahnrad GmbH & Co., Munich, and its direct and indirect subsidiaries.

Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich, prepares an exempting book closing, which is available at parent headquarters, in Munich.

In turn, the Company itself held financial interests in:

                   Share   Subscribed   Capital            Equity            Annual Earnings
Name, Domicile       %       DM         as of         DM        as of         DM       for
Hurth Modul GmbH    100  5,000,000.00  12/31/93  6,113,255.00  12/31/93 (6,690,518.00) 1993
Chemnitz
Hurth Automation    100    625,000.00  12/31/93    152,326.52  12/31/93    104,686.66  1993
GmbH, Munich


6.   Liability Situation

a)   Acquisition of Modul GmbH, Chemnitz

With purchase contract of December 18, 1992, the company acquired from Treuhandanstalt, Anstalt des offentlichen Rechts, Berlin (Trust Corporation), along with another previous owner, the shares in Modul GmbH, Chemnitz, effective January 1, 1993.

The Company assumed by said contract the following obligations:

     -    Exemption of previous owner from pollution cleanup.
     -    Guarantee for 250 permanent jobs.
     -    Continuation of facility through at least December 31, 1997.
     -    Investment guarantee amounting to DM 20 million.
     -    Surplus surrender at sale of land and buildings.

No claim is recognizable to loom from any of these obligations at the effective balance sheet date.


b)   Transfer of Pension Liabilities

Effective April 1, 1993, Hurth Automation GmbH, Munich, has taken over employees from Hurth Maschinen und Werkzeuge GmbH. Transferred as well were the pension promises, internally, to Hurth Automation. A liability relation amounting to DM 260,605.00 accrues thereof to Hurth Maschinen und Werkzeuge GmbH.

I. Material Differences between German and United States Generally Accep-ted Accounting Principles

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Germany. Such principles differ in a number of respects from accounting principles generally accepted in the United States of America. The significant differences with respect to the Company's financial statements are described in the following notes.

a.   Pension Provision

The Company provides two schemes for its employees: a direct pension com mitment and an indirect commitment in the form of a support fund. In accordance with German GAAP the indirect support fund obligation has not been accrued for.

The liability for both commitments, as calculated in accordance with SFAS 87 is as follows:

                                      (amounts in TDM)

                              German GAAP   U.S. GAAP   Difference

12/31/93
Net periodic pension costs         (210)      1,350     (1,560)

Accrued pension costs             9,318
Support fund obligation           2,325
Other indirect obligations          265
                                 11,908      13,616     (1,708)

The restatement between German- and US- GAAP pension accrual was prepared by the actuary Wyatt Bode Grabner GmbH. In his calculation he considered the support fund being fully accrued. The difference between the total of accrued pension costs and support fund obligations as of January 1, 1991 and the projected benefit obligation as of the same date has been amortized over 15 years.

b.   Accrual for Repairs and Maintenance Expense

In accordance with German GAAP, the Company recorded an accrual for repairs and maintenance expense amounting to TDM 300 and TDM 400 for the years ended 12/31/91 and 12/31/92, respectively. No such accrual was recorded in the year ended 12/31/93.

As these accruals are not permitted under US GAAP, the following reversals are necessary:

1993

Repairs and maintenance expense (dr.)       TDM 400
   Retained earnings opening (cr.)                  TDM 400

In order to properly reverse the 1993 accrual for repairs and maintenance expense.

c.   Adjustment from Cost to Equity Method

1993

In 1993, the Company acquired 100% of the shares of Hurth Modul GmbH, Chemnitz. Hurth Modul GmbH incurred a net loss of TDM 6,691 in the 1993 fiscal year. Under German GAAP, this investment was accounted for by the Company using the cost method (i.e. the loss did not impact the Company's net income). Under US GAAP, the equity method should be used to valuate the Company's investment in Hurth Modul GmbH. Thus, under the equity method, the following entry is required:

     Loss on investment in Hurth Modul GmbH (dr.)     TDM 6,691
     Investment in affiliated company (cr.)                TDM 6,691

d.   Effect on Net Income

A reconciliation of the Company's net income from German GAAP to US GAAP for the year 1993 is as follows:

(amounts in TDM)                                               1993
German GAAP shareholder's and silent partners'
   net income before taxes                                  (10,552)

Adjustments:
Net periodic pension costs                                   (1,560)
Reversal of accrual for repairs & maintenance
  expense                                                      (400)
Adjustment from cost to equity method                        (6,691)

Approximate US GAAP income before taxes                     (19,203)

Income taxes after adjustments                                  257
Other taxes after adjustments                                  (168)

Approximate US GAAP shareholder's and silent
  partners' net income                                      (19,114)

e.   Effect on Shareholder's and Silent Partners' Equity

A reconciliation of the Company's shareholder's and silent partners' equity for the year ended 1993 is as follows:

(amounts in TDM)                                                1993
German GAAP shareholder's and silent partners'
  equity as of December 31, 1993                               9,723
Adjustments:
Net periodic pension costs                                    (1,656)
Adjustment from cost to equity method                         (6,691)
Change in income taxes                                           (52)
Approximate US GAAP shareholder's and silent
   partners' equity as of December 31, 1993                    1,324

                    HURTH MASCHINEN UND WERKZEUGE GMBH

                                  MUNICH

                             SITUATION REPORT


1993 Business Development

The worldwide downturn of the business cycle in the machine tool industry has continued increasingly in the 1993 fiscal year. Having experienced a drop in order receipts by roughly 32% to only DM 57.8 million in 1992, Hurth Maschinen und Werkzeuge GmbH posted in 1993 a further reduction to only DM 40.6 million. Thus, the order volume decreased within two years by more than 52%.

As a result of the low order receipts, in conjunction with an order inventory heavily reduced already at the start of the year, the already low sales expectations required further downward correction in the course of the year. Compared to 1992 (DM 102.2 million), sales dropped in the year under review by 47% to only DM 54.2 million. The export share amounted to 68.6% (previous year: 61.4%). With only DM 13.1 million, order inventory as of 12/31/93 was the lowest since decades.

Caused by the weak demand and thereby insufficient employment, also at our competitors', extreme competition prevails on the market, entailing in addition to the volume reduction a drastic deterioration of earnings. This effect is fortified yet by a distinct and for us unfavorable variation of the DM currency exchange rate. Economizations achieved in previous years are being more than consumed thereby.

Rolling market-induced rebates which we had to allow on our products over to suppliers was possible only in part. Therefore, despite utter thrift, expenses for material and purchased services increased to 34% of total revenues (previous year: 25.5%).

Started as early as 1992, short hours were extended heavily in 1993. But this measure was not sufficient to compensate for the dramatic drop in employment. Therefore, further reduction in personnel became inevitable at considerable extent. A social plan agreed upon by mid-year provides for the dismissal of 80 employees. Utilized additionally were the natural fluctuations as well as contractual elimination agreements for reduction of the work force. Unfortunately, in this situation it is not possible either for those completing apprenticeship in the spring of 1994 to be hired in permanent employment.

The illustrated measures made it possible to reduce payroll (including social plan costs and severance pay) to DM 36.9 million (previous year: DM
48.5 million). Overall, the Company still had 490 employees on payroll as of 12/31/93 (including 57 apprentices and job trainees) (12/31/92: 561 employees)

Among investments, which in 1993 amounted to about DM 12.4 million (previous year: DM 5.5 million), especially the acquisition of Hurth Modul GmbH in Chemnitz deserves mention, which - along with boosting the equity of said company - involved an amount of DM 8 million. The firm Kerschl Automation, in which we held a 70% interest at the end of 1992, has been taken over outright by us, injecting further capital of DM 0.3 million. The company has since been operating under the name "Hurth Automation GmbH." In the area of tangible assets and intangible objects, in contrast, we limited ourselves to the absolutely necessary investment, due to the business situation. The DM 4.1 million expended here concerned primarily systems for production and logistics, data processing hardware and software as well as production tooling.

Write-offs on long-term investments were not required in 1993. Depreciation on tangible assets amounted to DM 3.0 million.

Despite all cost reduction efforts, the extreme sales decline in 1993 led to an extraordinarily poor earnings result. In November, 1993, management was therefore forced to announce in keeping with par. 49 GmbH law the loss of more than one-half the capital stock.

Very positive at the start of the year, the cash situation that enabled both financing the accrued losses and also the investments completely on our own has deteriorated appreciably also in the course of the year. Since a loan good balance with Carl Hurth KG was unable to repatriated, outside finances had to be used at appreciable extent, resulting in increased interest expense.

Cash flow (after taxes) was distinctly negative with DM -7.7 million (previous year: DM +11.0 million).

Outlook

The 1994 fiscal year will be marked by continued efforts to achieve again an increase in order receipts and thus an improvement in the employment situation. Positive signs in this direction have been recognizable since the start of the year, signaling for the first time in nearly two years again an upward market movement. This is true notably for the overseas growth markets in America and Asia, where we steadily boost our activities by personnel and organizational supplementations. Overall, we expect moderate increases in order receipts and sales as compared to 1993.

Parallel to it we'll resolutely continue the already initiated restructuring measures aiming to lower the profits threshold. This concerns all parts of the Company. Thus, space needs will be reduced once again by further concentration of both office jobs and manufacturing areas.

Slated within the scope of the social plan agreed upon, the work force reduction provides for decreasing employment by the end of 1994 from 417 (including 38 apprentices and job trainees) to 391 by the end of 1995 (including 32 apprentices and job trainees). This will be accompanied by a further reduction in payroll.

Investments will be made only to the extent at which they benefit the sought-after economizing goal in the short term, or to the extent they are being forced for technical reasons.

In the medium term we are striving for a company structure which enables breaking even at sales of DM 70 million.

A further cost reduction potential we view in the intensified integration of our subsidiaries, particularly Hurth Modul GmbH in Chemnitz, with which we achieve better systems utilization and thus higher margins by interfacility labor division.

In 1994 it will presumably not be possible yet to break even. But as compared to 1993 we are starting out with a distinctly reduced shortfall and expect that continued cost reductions will in conjunction with stabilizing markets enable a further improvement of our earnings result in 1995.

Munich, March 24, 1994

The Management

Item 7 (a) (iv):

                                   -1-

Hurth Maschinen und Werkzeuge GmbH
Balance Sheet as of December 31, 1994
(Unaudited)


Assets                                                        12/31/94
                                                                 DM
A.   Fixed Assets

I.   Intangible Assets                                      684,192.00

II.  Tangible Assets
     Technical equipment, plant and
     machinery                             2,444,094.00
     Other equipment, factory and
     office equipment                      2,704,004.00
     Advance payments and assets
     under construction                       46,121.01   5,194,219.01

III. Financial Assets
     Shares in affiliated companies                       8,015,339.00

B.   Current Assets

I.   Inventories
     Raw Materials and supplies            2,178,246.00
     Work-in-process                      12,356,078.00
     Finished goods and trading stock         35,221.00  14,569,545.00

II.  Acounts receivables and
     other assets
     Trade receivables                    22,323,093.17
     Receivables from affiliated
     companies                               894,547.41
     Other assets                            104,789.94  23,322,430.52


III. Checks, cash on hand, bank balances                  6,262,718.71

C.   Deferred charges and
     prepaid expenses                                      175,309,.24


D.   Capital Deficit                                      6,331,376.79


                                                         64,555,130.27

                                   -1-

Hurth Maschinen und Werkzeuge GmbH
Balance Sheet as of December 31, 1994
(Unaudited)



Liabilities and shareholders' equity                        12/31/94
                                                               DM

A.    Shareholders' equity

I.    Subscribed capital                     650,000.00

II.   Capital surplus                        964,000.00

III.  Capital of silent partners          10,009,571.66

IV.   Accumulated deficit brought forward (1,900,312.21)

V.    Net loss                           (16,054,636.24)

      Capital deficit                      6,331,376.79           0.00


B.    Provisions

I.    Accruals for pensions and
      similar obligations                  9,439,440.00
II.   Tax accruals                         2,673,068.37
III.  Other accruals                      14,312,731.87  26,425,240.24


C.    Liabilities

I.    Liabilities due to banks            14,703,997.06
II.   Advance payments received on
      account of orders                    1,432,366.79
III.  Trade payables                       8,650,429.90
IV.   Payable to affiliated companies     10,252,753.73
V.    Other liabilities                    3,090,342.55  38,129,890.03


                                                         64,555,130.27

                                   -2-

Hurth Maschinen und Werkzeuge GmbH
Statement of Income for the Year ended December 31, 1994
(Unaudited)

                                                                DM


1.   Sales                                                61,983,506.92

2.   Increase of finished goods
     and work-in-process                                   4,972,501.00

3.   Own work capitalized                                     77,094.27

4.   Other operating income                                3,386,026.36

5.   Cost of materials:
     a) Cost of raw materials, supplies
        and purchased merchandise        (16,585,171.98)
     b) Cost of purchased services        (6,495,349.28) (23,080,521.26)

6.   Personnel expenses
     a) Wages and salaries               (38,196,765.34)
     b) Social security and other
        pension costs of which in
        respect of old age pensions:
        DM 298,014.54                     (6,164,891.61) (44,361,656.95)

7.   Depreciation                                         (2,364,548.19)

8.   Other operating expenses                            (14,891,754.81)

9.   Other interest and similar income                        36,886.71

10.  Write-off of financial assets and
     marketable securities                                  (300,001.00)

11.  Interest and similar expenses                        (1,302,770.64)

12.  Result from ordinary activities                     (15,845,237.59)

13.  Taxes on income                       (204,519,.64)

14.  Other taxes                              (4,879.01)    (209,398.65)

15.  Net loss                                            (16,054,636.24)


                                    -3-

Hurth Machinen und Werkzeuge GmbH
Statement of Cash Flows for the Year ended December 31, 1994
(Unaudited)

                                                              DM
     Net loss                                           (16,054,636.24)
   + Depreciation expense                                 2,364,548.19
   + Increase of accruals                                 1,080,038.24
   - Income from disposals of assets                       (100,708.98)
   - Increase of assets                                  (3,155,387.75)
   + Increase of liabilities                             17,863,029.96

     cash flow from operating activities                  1,996,883.42

   + Receipts from disposals                                116,609.59
   - Disbursements for investments                         (986,872.20)

     cash flow from investing activities                   (870,262.61)

   + Depreciation financial assets                          300,001.00
   + Increase of liabilities due to banks                 3,612,157.40

     cash flow from financing activities                  3,912,158.40

     increase in cash                                     5,038,779.21

   + cash, beginning of year                              1,223,939.50

     cash, end of year                                    6,262,718.71

                Notes to the Unaudited Financial Statements

                                    of

                    Hurth Maschinen und Werkzeuge GmbH

                   for the Year ended December 31, 1994


I. MATERIAL DIFFERENCES BETWEEN GERMAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Germany. Those principles differ in a number of respects from accounting principles generally accepted in the United States of America. The significant differences affecting the Company's financial statements are described below.

a.  Pension Provision

The Company provides two schemes for its employees: a direct pension com mitment and an indirect commitment in the form of a support fund. In accordance with German GAAP the support fund obligation has not been accrued for.

The liability for both commitments as calculated with an actuarial valuation under FAS 87 has resulted in the following differences:


                                       December 31, 1994

                              German GAAP   US-GAAP   Difference
                                  KDM         KDM         KDM
Net periodic pension costs          121      1,261       1,140

Accrued pension cost              9,439
Support fund obligation           2,325
                                 11,764     14,684       2,920

The restatement between German- and US-GAAP pension accrual was prepared by the actuary Wyatt Bode Grabner GmbH. In his calculation he considered the support fund being fully accrued. The difference between the total of accrued pension costs and support fund obligations as of January 1, 1991 and the projected benefit obligation as of the same date has been amortized over 15 years.

b.  Investments - Adjustments from Cost to Equity Method

Due to the accounting for investments followed by Hurth, the following difference has to be considered in evaluating the financial statements.

This   position  is  comprised  of  investments  in  two  companies,  Hurth
Automation GmbH and Hurth Modul GmbH.

As of December 31, 1994 the investment in Hurth Automation GmbH has been written down to DM 1 in the statutory financial statements. The company's initial cost was DM 652,002.

The investment in Hurth Modul GmbH was originally valued at cost at DM 8,015,338. Using the equity method of accounting, this investment would have to be written down to DM 0 in the US-GAAP financial statements as at December 31, 1994.

                                                        KDM

       Investment value at Cost                       8,015
       Net Loss 1993                                 (6,691)
       Loss 1994                                     (1,324)
                                                          0

Although Hurth Maschinen und Werkzeuge owns 100% of Hurth Automation GmbH and Hurth Modul GmbH respectively, the company did not consolidate these companies in its financial statements. Due to the net equity position at Hurth Automation GmbH of approximately KDM (1,128) and Hurth Modul GmbH of approximately KDM (721) as at December 31, 1994, a full consolidation of these two companies in accordance with US GAAP would have resulted in a lower net equity position of approximately KDM (1,849) in the US-GAAP financial statements.

c.   Effect on Net Income

The application of US GAAP, as described above, would have had the following effect on reported net loss for fiscal year 1994:


                                                               KDM

German GAAP Net Loss as reported in the
Income Statement                                             (16,055)

Write down of investment                                      (1,324)

Pension Calculation under FAS 87                              (1,140)

Approximate US GAAP Net Loss                                 (18,519)


d.   Effect on Stockholders' and Silent Partners' Equity

The application of US GAAP, as described above, would have had the following approximate effect on Stockholders' and Silent Partners' equity as of December 31, 1994:
                                                                KDM

German GAAP Stockholders' and Silent Partners'
Equity as reported in the Balance Sheet                       (6,331)

Pension Calculation under FAS 87
-  prior years                                                (1,656)
-  current year                                               (1,140)

Investments at equity
-  prior years                                                (6,691)
-  current year                                               (1,324)

Change in Income Taxes
-  prior years                                                   (52)

Approximate US-GAAP Stockholders'  and
Silent Partners' equity                                      (17,194)

2.   GENERAL REFERENCES

The Company was founded by notary document of October 30, 1990, and commenced doing business on January 1, 1991, by continuing the business sector Machines and Tooling of Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich.

The Company is a major stock company in the sense of Art. 267 par. 3 Commercial Code. The total expense method has been used for the Profit & Loss Statement.


3.   GOING CONCERN

On May 31, 1995 for Hurth Maschinen und Werkzeuge GmbH, bankruptcy proceedings were initiated. Mr. E. Muller-Heydenreich, attorney of law, was appointed as receiver.


4.   CAPITAL OF THE SILENT PARTNERS

Silent partners atypically hold an interest in the Company with a cash investment totaling DM 11,400,000.00.

The agreement covering the founding of the silent partnership provides for a notice the first time on February 1, 1993, and thereafter to the end of each fiscal year. No notice was pending at the effective date of the balance sheet.

The silent partners share the loss of the Company and entered in a second-rank agreement to the effect that the silent partner can demand payment of its investment balance only when such is possible from net assets not required for capital stock maintenance or from liquidation surplus. Therefore, the silent partners' capital is being shown under "Equity".

The silent partners are entitled to make on their Private Account withdrawals against the good balance.

The Company is entitled to repay the good balance of the silent partners in the private accounts at any time, wholly or in part.


5.   PRINCIPLES OF CAPITALIZATION AND VALUATION

a.   Intangible Assets

Intangible assets acquired are valued at their cost of purchase, reduced by depreciation. The start of depreciation is calculated in proportion of time.

b.   Tangible Assets

Tangible assets are valued at cost of purchase or manufacture reduced by systematic depreciation. The depreciations are calculated according to tax regulations, basically degressively over a customary service life of three to ten years. In the case of mobile fixed assets, the full annual amount of depreciation is applied for additions posted in the first half of the fiscal year, while one-half of the annual amount is applied for additions in the second half of the year. Assets with purchase cost of less than DM 800 are depreciated fully in the year of addition.


c.   Long-term Investments

Long-term investments are shown at cost of acquisition, reduced by extraordinary write-offs.

d.   Inventories

Inventories have been valued at cost of purchase or manufacture or at the lower applicable value.


e.   Accounts Receivable

Accounts receivable were valued at the lowest applicable value at the date of book closing.

Recognizable risks of loss were allowed for by individual corrections and the general credit risk by a global correction.


f.   Provisions

Pension provisions were entered at the actuary cash value of the current and vested pensions in keeping with tax provisions.

Other provisions allow for all apparent risks and uncertain obligations in the amount of expected claim.


g.   Currency Conversion

Accounts receivable or payable in foreign currency have been converted at the rates of their month of creation or under observance of an imparity principle at the higher rate on the effective date.



6.   EXPLANATION ON THE BALANCE SHEET


a.   Fixed Assets

The development of the fixed assets in the fiscal year and their breakdown by cost of purchase of manufacture and accrued depreciation are presented in the overview on page 16 of the notes.

b.   Prepaid Expense

The prepaid expense item includes the discount of two current loans and the premiums to the FBU insurance.


c.  Capital Reserve

According to shareholders vote of July 9, 1993, the shareholder Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich, made DM 964,000.00 available as capital reserve.


d.   Accruals

The development of accruals can be seen from the overview on page 12 of the notes.


e.   Remaining Lives

Receivables and other assets have a remaining life of less than 1 year.

The remaining lives of the liabilities can be seen from the liabilities overview on page 11 of the notes.

                                    -11-
f.


                              LIABILITIES OVERVIEW

                            AS OF DECEMBER 31, 1994

                     HURTH MASCHINEN UND WERKZEUGE G.M.B.H.



Type of Liabilities              Total Amount      Up to 1 Year
                                     DM                DM

Banks                           14,703,997.06     14,703,997.06
Down Payments Received           1,432,366.79      1,432,366.79
Accounts Payable                 8,650,429.90      8,650,429.90
Other Liabilities                3,090,342.55      3,090,342.55
Intercompany payabilities       10,252,753.73     10,252,753.73

                                38,129,890.03     38,129,890.03


The Hurth Group companies was granted as a whole credit lines of DM 70 Million by the banks. A breakdown of the credit line to the individual companies of the Hurth Group has not been performed so far. The credit lines were reduced to DM 50 Million in the 4th Quarter of 1994.

The credit line is secured essentially by:

- Mortgaging the business property of Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich, at 75,000 TDM.

- DM 5 million unlimited absolute guarantee by Carl Hurth Maschinen-und Zahnradfabrik GmbH & Co., valid also for Hurth Modul GmbH, Chemnitz, in favor of Bayerische Vereinsbank AG, Munich.

- Secondary-rank declaration and fixed-capital obligations of the atypical silent partners, to Bayerische Vereinsbank AG, Munich.

- DM 7.5 million unlimited guarantee by Carl Hurth Getriebe und Zahnrader GmbH to Dresdner Bank AG, Munich.

-     Patronage  declaration  by  Mr. Fritz  Hurth  to  Dresdner  Bank  AG,
      Munich.

- Fixed-loan and secondary-rank declaration of silent partners to Dresdner Bank AG, Munich.

                                    -12-

g.
                             ACCRUALS OVERVIEW

                          AS OF DECEMBER 31, 1994

                  HURTH MASCHINEN UND WERKZEUGE G.M.B.H.


                                   Balance                   Balance
                              January 1, 1994           December 31,1994

Pension Provisions              9,318,090.00               9,439,440.00

Tax Provisions
- Trade Tax                     3,141,878.00               2,399,364.00
- Corporate Income Tax            933,890.00                 269,150.37
- Property Tax                     13,600.00                   4,554.00
                                4,089,368.00               2,673,068.37


Other Provisions
- Looming Losses                1,419,980.00               3,057,164.00
- Outstanding Installation      1,060,117.00               2,455,380.00
- Social Plan/Downsizing        1,826,982.00               1,607,448.00
- Anniversaries                 1,322,752.00               1,309,061.00
- Commissions                   1,657,140.00               1,204,000.00
- Warranty                        925,000.00               1,165,000.00
- Unclaimed Vacation            1,248,773.00               1,030,800.00
- Workmen's Compensation        1,020,000.00                 992,361.87
- Flextime Carryforward           440,000.00                 796,300.00
- Pension Assurance               200,000.00                 200,000.00
- Management Bonus                427,500.00                 197,575.00
- Year-end Book Closing           220,000.00                 172,500.00
- Bad Debts                       115,000.00                 115,000.00
- Loan Charges                     40,000.00                  10,142.00
- Nonfulfillment Penalties         14,500.00                       0.00

                               11,937,744.00              14,312,731.87

6.   EXPLANATIONS ON INCOME STATEMENT

a.   Sales Revenue

                                       1994                    1993
                                        DM                      DM

                                61,983,506.92             54,233,337.85


b.   Other Operating Income

Shown under this item are primarily income from accrual releases.


c.   Other Operating Expense

This item includes essentially space costs, commissions, travel allowances and lease fees.


7.   OTHER REFERENCES

a.   OTHER FINANCIAL OBLIGATIONS NOT EVIDENT FROM THE BALANCE SHEET

aa)  Rental and Leasing Obligations

For the next five years, the Company carries rental and leasing obligations from various contracts covering data processing software and hardware, telephone system, copiers, passenger cars and janitorial service totaling TDM 3,174. The Company closed with its parent company, Carl Hurth Maschinen-und Zahnradfabrik GmbH & Co., a lease contract through the year 2000. The annual lease amounts currently to KDM 3,549.

ab)  Social Plan Obligations

In mid-1993 the Company entered with the works council into a social plan agreement which, for the time being, has a fixed budget. Under the condition that the City of Munich will for the major part of the company property at the Munich site allow a floor area index of at least 1.75, the social plan would increment by a definitive factor. This incremental obligation has occurred neither at the effective date of the balance sheet nor the date of balance sheet preparation, since no notice by the City of Munich has been issued so far. In case of issuance of the above floor area index, the social plan obligations of the Company would increase by about KDM 300.


b.   Work Force

The average number of employees during the 1994 fiscal year amount to:

                                       1994               1993

White collar workers                    243                263
Blue collar workers                     201                186

Total                                   444                449


c.   Management

General Managers of the Company are:

          Dr. Horst Gohren, Chemnitz
          Mr. Winfried Otto, Renchen     (up to 5/30/1994)
          Mr. Franz Zoller, Dusseldorf   (since 5/30/94)
          Mr. Bernd Holzhauer, Starnberg (since 11/29/1994)

Total earnings of the general managers for the 1994 fiscal year amounted to KDM 761.

d.   Concern and Investment Situation

100% of the capital stock of the Company is being held by Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich.

The Company is thus an affiliate of Carl Hurth Maschinen- und Zahnrad GmbH & Co., Munich, and its direct and indirect subsidiaries.

Carl Hurth Maschinen- und Zahnradfabrik GmbH & Co., Munich, prepares an exempting book closing, which is available at parent headquarters, in Munich.

In turn, the Company itself held financial interests in:


                   Share  Subscribed   Capital          Equity              Annual Earnings
Name, Domicile       %        DM        as of         DM        as of         DM      for
Hurth Modul GmbH    100  5,000,000.00 12/31/94  1,018,975.53  12/31/94 (11,119,002.94) 1994
Chemnitz
Hurth Automation    100    625,000.00 12/31/94 (1,127,959.23) 12/31/94  (1,280,205.75) 1994
GmbH, Munich

                                   -16-

                   HURTH MASCHINEN UND WERKZEUGE G.M.B.H., MUNICH
                  DEVELOPMENTS OF FIXED ASSETS IN FISCAL YEAR 1994

                                          PURCHASE COST
                           Balance                                Balance
                          01/01/94     Additions      Retired    12/31/94
                             DM           DM             DM          DM
I. INTANGIBLE ASSETS    1,366,449.82  166,878.75        0.00  1,533,328.57

II.TANGIBLE ASSETS

   1. Technical Systems
      and Machines      6,524,874.10  493,697.84    9,446.00  7,009,125.94
   2. Other Systems,
      Furniture, and
      Fixtures          5,957,111.79  272,021.01  175,407.00  6,053,725.80
   3. Low Value Assets     24,187.28   14,953.59        0.00     39,140.87
   3. Systems Under
      Construction         14,694.61   39,321.01    7,894.61    46,121,.01

III.LONG TERM INVEST-
    MENTS
  Shares in Affiliates  8,665,340.00        0.00        0.00  8,665,340.00

                       22,552,657.60  986,872.20  192,747.61 23,346,782.19

                                     ACCRUED DEPRECIATION
                          Balance                                Balance
                         01/01/94      Additions      Retired   12/31/94
                             DM           DM            DM          DM
I. INTANGIBLE ASSETS     571,584.82   277,551.75        0.00   849,136.57

II.TANGIBLE ASSETS

1.  Technical Systems
    and Machines       3,479,293.10 1,095,184.84    9,446.00 4,565,031.94
2.  Other Systems,
    Furniture, and
    Fixtures           2,540,264.79   976,858.01  167,401.00 3,349,721.80
3.  Low Value Assets      24,187.28    14,953.59        0.00    39,140.87
4.  Systems Under
    Construction               0.00         0.00        0.00         0.00

III.LONG TERM INVEST-
    MENTS
   Shares in Affiliates  350,000.00   300,001.00        0.00   650,001.00

                       6,965,329.99 2,664,549.19  176,847.00 9,453,032.18


              HURTH MASCHINEN UND WERKZEUGE G.M.B.H., MUNICH
              DEVELOPMENTS OF FIXED ASSETS IN FISCAL YEAR 1994


                                        NET BOOK VALUE

                                   1994             1993
                                    DM               DM
I. INTANGIBLE ASSETS           684,192.00        794,865.00

II.TANGIBLE ASSETS

   1. Technical Systems
      and Machines            2,444,094.00     3,045,581.00
   2. Other Systems,
      Furniture, and
      Fixtures                2,704,004.00     3,416,847.00
   3. Low Value Assets                0.00             0.00
   4. Systems Under
      Construction               46,121.01        14,694.61

                              5,878,411.01     6,477,172.61

III. LONG TERM INVEST-
     MENTS
     Shares in Affiliates     8,015,939.00     8,315,340.00

                             13,893,750.01    15,587,377.61

Item 7(b)

                           GLEASON CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              MARCH 31, 1995
                                (Unaudited)
                              (In thousands)

                                                                 Pro forma     Pro forma
                               Gleason       Hurth    Combined  Adjustments    Results
Assets
Current assets
  Cash and equivalents         $  7,293    $    116  $   7,409   $    (116)(C)  $  7,293
  Trade accounts receivable      32,698      11,908     44,606     (11,908)(C)    32,698
  Inventories                    21,009      10,558     31,567      (2,035)(D)    29,532
  Refundable income taxes           629          --        629          --           629
  Other current assets            5,758         609      6,367        (609)(C)     5,758
    Total current assets         67,387      23,191     90,578     (14,668)       75,910

Property, plant and equipment,
  net                            52,681       3,959     56,640       5,460 (D)    62,100

Other assets                      6,610          --      6,610       1,708 (D)     8,318
Net assets of discontinued
  operations                      1,492          --      1,492          --         1,492

Total assets                   $128,170    $ 27,150   $155,320   $  (7,500)     $147,820

See notes to pro forma financial information.

Item 7(b)
                            GLEASON CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              MARCH 31, 1995
                                (Unaudited)
                              (In thousands)
                                                                  Pro forma  Pro forma
                                Gleason     Hurth    Combined    Adjustments     Results

Liabilities and Stockholders' Equity
Current liabilities
  Short-term borrowings        $  2,501    $     --   $  2,501   $      --      $  2,501
  Current portion of long-
    term debt                     2,230       5,750      7,980      (5,750)(C)     2,230
  Trade accounts payable         12,232      11,853     24,085     (11,853)(C)    12,232
  Income taxes                    1,326          --      1,326          --         1,326
  Other current liabilities      19,446      13,569     33,015      (6,817)(D)    26,198
    Total current liabilities    37,735      31,172     68,907     (24,420)       44,487

Long-term debt                      502          --        502      10,794 (E)    11,296
Pension plans and other retiree
  benefits                       42,518       9,093     51,611      (7,641)(D)    43,970
Other liabilities                 2,872         949      3,821        (297)(D)     3,524

  Total liabilities              83,627      41,214    124,841     (21,564)      103,277

Stockholders' equity
  Common stock                    5,796         471      6,267        (471)(D)     5,796
  Additional paid-in capital     11,874         699     12,573        (699)(D)    11,874
  Retained earnings              43,137     (15,234)    27,903      15,234 (D)    43,137
  Cumulative foreign currency
    translation adjustment         (916)         --       (916)         --          (916)
  Minimum pension liability
    adjustment                   (5,009)         --     (5,009)         --        (5,009)
                                 54,882     (14,064)    40,818      14,064        54,882
  Less treasury stock, at cost   10,339          --     10,339          --        10,339

  Total stockholders' equity     44,543     (14,064)    30,479      14,064        44,543

Total liabilities and
  stockholders' equity        $ 128,170    $ 27,150   $155,320   $  (7,500)     $147,820

See notes to pro forma financial information.

Item 7(b)
                            GLEASON CORPORATION
         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE YEAR ENDED DECEMBER 31, 1994
                                (Unaudited)
                 (In thousands, except per share amounts)

                                                                    Proforma    Pro forma
                                   Gleason     Hurth    Combined   Adjustments    Results
Net sales                       $  128,462  $  38,262   $ 166,724  $      --    $ 166,724

Costs and expenses
  Cost of products sold             94,935     33,588     128,523     (5,599)(F)  122,924
  Selling, general and
    administrative expenses         24,539     12,910      37,449     (2,525)(F)   34,924
  Research and development
    expenses                         4,729      1,041       5,770       (210)(F)    5,560
  Interest expense                      11        781         792        340 (F)    1,132
  Other (income) expense              (909)     1,373         464     (1,094)(F)     (630)

Income (loss) from continuing
  operations before income taxes     5,157    (11,431)     (6,274)     9,088        2,814

Provision for income taxes             825         --         825         --          825
Income (loss) from continuing
  operations                         4,332    (11,431)     (7,099)     9,088        1,989

Gain on disposal of discontinued
   operations                        2,956         --       2,956         --        2,956

Net income (loss)                $   7,288  $ (11,431)  $  (4,143) $   9,088    $   4,945


Weighted average number of common
   shares outstanding            5,162,877                                      5,162,877

Income per common share:
Income from continuing
  operations                     $    0.84                                      $    0.39
Gain on disposal of discontinued
  operations                          0.57                                           0.57
Net income                       $    1.41                                      $    0.96

See notes to pro forma financial information.

Item 7(b)
                            GLEASON CORPORATION
         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     THREE MONTHS ENDED MARCH 31, 1995
                                (Unaudited)
                  (In thousands, except per share amounts)
                                                                     Proforma    Pro forma
                                  Gleason       Hurth     Combined  Adjustments   Results
Net sales                        $  31,901  $   7,525   $   39,426  $    --     $  39,426

Costs and expenses
  Cost of products sold             21,394      6,438       27,832      (686)(F)   27,146
  Selling, general and
    administrative expenses          5,986      2,259        8,245      (332)(F)    7,913
  Research and development
    expenses                         1,419        177        1,596       (23)(F)    1,573
  Interest (income) expense            (53)       153          100       167 (F)      267
  Other (income) expense              (166)         5         (161)       --         (161)

Income (loss) before income taxes    3,321     (1,507)       1,814       874        2,688

Provision for income taxes             408         --          408        --          408

Net income (loss)                $   2,913  $  (1,507)  $    1,406  $    874    $   2,280


Weighted average number of common
  shares outstanding             5,164,951                                      5,164,951

Net income per common share      $    0.56                                      $    0.44

See note to pro forma financial information.

Item 7(b)
                Notes to Pro Forma Financial Information
                               (Unaudited)

(A) The pro forma consolidated balance sheet (unaudited) at March 31, 1995 and pro forma consolidated statements of operations (unaudited) for the year ended December 31, 1994 and the three months ended March 31, 1995 give pro forma effect to the acquisition by Gleason Corporation and Subsidiaries ("Gleason") of certain assets of Hurth Maschinen und Werkzeuge GmbH ("Hurth"). The pro forma consolidated statements of operations for the year ended December 31, 1994 and the three months ended March 31, 1995, present the results of operations of Gleason as if the acquisition were consummated as of January 1, 1994. The pro forma consolidated balance sheet as of March 31, 1995 has been prepared as if the transaction had occurred on that date.

The pro forma financial information is based on the historical financial statements of Gleason and Hurth, giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments set forth in these notes. The pro forma information and accompanying notes should be read in conjunction with the historical financial statements on which they are based. This pro forma financial information may not be indicative of either future results of operations or the results that actually would have occurred if the acquisition had been consummated on the dates indicated.

(B) Amounts for Hurth have been translated from Deutsche Marks to U.S. dollars as follows:
     Balance Sheet - at the exchange rate in effect as of March 31, 1995
      ($1 = DM 1.38)
     Statements of Operations - at the approximate average exchange rates in effect during the year ended December 31, 1994 ($1 = DM 1.62) and the three months ended March 31, 1995 ($1 = DM 1.47)

(C) Reflects the removal of assets not purchased and liabilities not assumed by Gleason under the agreement with the receiver in bankruptcy over the assets of Hurth. Under the agreement, Gleason acquired patents, trademarks, company name, industrial and intellectual property rights and know-how, machinery and equipment and inventories of Hurth. Gleason assumed responsibility for installation and warranty of machines previously sold by Hurth and retained approximately 280 employees. Hurth entered bankruptcy on May 31, 1995 as a result of large financial losses sustained by it in 1993 and 1994 due to the economic recession in Europe.

(D) Under purchase accounting, the assets and liabilities of the acquired business are required to be adjusted from historical amounts to their estimated fair values. Purchase accounting adjustments have been preliminarily estimated by Gleason's management based upon available information and are believed by management to be reasonable. There can be no assurance, however, that the final purchase accounting adjustments that will ultimately be determined by Gleason's management will not differ from these estimates. The following pro forma adjustments have been made to reflect the estimated fair values of the assets and liabilities of Hurth assumed in the acquisition:

                                              Increase
Adjustments:     (in thousands)              (Decrease)
Inventories                                  $ (2,035)
Machinery and equipment                         5,460
Intangible assets                               1,708
Other current liabilities                      (6,817)
Pension plans and other retiree benefits       (7,641)
Other liabilities                                (297)
Total stockholders' equity                     14,064

The reduction to inventories is primarily due to the planned discontinuation of certain of Hurth's older less profitable product lines
and revaluation to fair values.   The increase to stockholders' equity
represents the elimination of the capital stock and the accumulated deficit of Hurth.

(E) Represents increase to borrowings under the Company's revolving credit facility for the acquisition cash based on the preliminary purchase price calculation.

(F) For purposes of determining the estimated pro forma effect of the acquisition of Hurth on the Gleason Consolidated Statement of Operations, the following pro forma adjustments have been made:

                                      Increase (Decrease) Net Income
(in thousands)                       Year ended   Three Months Ended
                                       12/31/94         3/31/95
Lower personnel costs associated
  with reduction in headcount            $7,012           $ 769

Lower fixed costs associated with
  the rental of the facility              1,540             347

Eliminate loss associated with
  Hurth investment in subsidiary            817              --

Lower dealer commission expense
  due to termination of dealer
  contracts                                 352              88

Higher depreciation and amortization
  resulting from adjustments to
  fair value of machinery and equipment
  and intangible assets                    (293)           (163)

Interest expense associated with
  higher debt levels due to acquisition
  and working capital requirements
  of Hurth                                 (340)           (167)
                                         ______           _____
Total adjustment to net income           $9,088           $ 874

The reduction in personnel costs is due to the reduction in headcount from approximately 450 in 1994 and 400 in 1995 to the level assumed by Gleason in the acquisition of approximately 280 people. The reduction in facility rental is primarily attributable to a reduction in rent and facilities administration formerly charged to Hurth on an intercompany basis. The Hurth loss from subsidiary in 1994 was removed as Gleason did not acquire this subsidiary. The reduction in commissions was attributable to the assumed utilization of Gleason's direct sales personnel in place of outside dealer representatives on a portion of Hurth's sales.

The pro forma adjustments to the Statement of Operations did not include any positive adjustments for increased sales or additional cost reductions associated with the synergies of the combined business. In addition, there were no positive adjustments for improved operating margins through the discontinuation of the older, less profitable product lines. These effects have not yet been quantified by management.

There were no income tax impacts associated with these pro forma adjustments as the adjustments were essentially attributed to the Hurth operation which, due to the magnitude of its operating losses, recorded no tax benefits on its pre tax losses.